Exhibit 4.6

EXECUTION COPY

BROOKFIELD INFRASTRUCTURE FINANCE ULC,

BROOKFIELD INFRASTRUCTURE FINANCE LLC,

BROOKFIELD INFRASTRUCTURE FINANCE LIMITED,

and

BROOKFIELD INFRASTRUCTURE FINANCE PTY LTD

and

COMPUTERSHARE TRUST COMPANY OF CANADA,
Trustee

Indenture

Dated as of October 10, 2012

TABLE OF CONTENTS

Article 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		1
1.1	Definitions	1
1.2	Compliance Certificates and Opinions	14
1.3	Form of Documents Delivered to Trustee	14
1.4	Acts of Holders	15
1.5	Notices, etc. to Trustee and Issuers	16
1.6	Notice to Holders; Waiver	17
1.7	Effect of Headings and Table of Contents	18
1.8	Successors and Assigns	18
1.9	Separability Clause	18
1.10	Benefits of Indenture	18
1.11	Issuers’ Obligations	18
1.12	Governing Law	19
1.13	Conflict of Any Provision of the Indenture with the Trust Indenture Act or Trust Indenture Legislation	19
1.14	Legal Holidays	19
1.15	Agent for Service; Submission to Jurisdiction; Waiver of Immunities	20
1.16	Conversion of Currency	21
1.17	Currency Equivalent	22
1.18	Notes in a Foreign Currency	22
1.19	Language Clause	23
1.20	Unitholders, Officers, Trustees and Others Exempt from Individual Liability	23
1.21	Waiver of Jury Trial	23
1.22	Force Majeure	23
1.23	References to Agreements and Documents	23

Article 2
NOTES FORMS		24
2.1	Forms Generally	24
2.2	Form of Trustee’s Certificate of Authentication	25
2.3	Notes Issuable in Global Form	25

Article 3
THE NOTES		27
3.1	Amount Unlimited; Issuable in Series	27
3.2	Denominations	31
3.3	Execution, Authentication, Delivery and Dating	31
3.4	Temporary Notes	33
3.5	Registration, Registration of Transfer and Exchange	36
3.6	Mutilated, Destroyed, Lost and Stolen Notes	39

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

3.7	Payment of Interest; Interest Rights Preserved; Optional Interest Reset	41
3.8	Optional Extension of Stated Maturity	43
3.9	Persons Deemed Owners	44
3.10	Cancellation	45
3.11	Computation of Interest	45
3.12	Currency and Manner of Payments in Respect of Notes	45
3.13	Appointment and Resignation of Successor Exchange Rate Agent	48
3.14	CUSIP Numbers	48

Article 4
SATISFACTION AND DISCHARGE		48
4.1	Satisfaction and Discharge of Indenture	48
4.2	Application of Trust Money	50

Article 5
REMEDIES		50
5.1	Events of Default	50
5.2	Notice of Defaults	52
5.3	Acceleration of Maturity; Rescission and Annulment	52
5.4	Collection of Debt and Suits for Enforcement by Trustee	54
5.5	Trustee May File Proofs of Claim	55
5.6	Trustee May Enforce Claims Without Possession of Notes	56
5.7	Application of Money Collected	56
5.8	Limitation on Suits	56
5.9	Unconditional Right of Holders to Receive Principal, Premium and Interest	57
5.10	Restoration of Rights and Remedies	57
5.11	Rights and Remedies Cumulative	58
5.12	Delay or Omission Not Waiver	58
5.13	Control by Holders	58
5.14	Waiver of Past Defaults	59
5.15	Waiver of Stay or Extension Laws	59

Article 6
THE TRUSTEES		59
6.1	Corporate Trustee Required Eligibility	59
6.2	Certain Duties, Rights and Responsibilities of Trustee	60
6.3	Trustee Not Responsible for Recitals or Issuance of Notes	63
6.4	May Hold Notes	63
6.5	Money Held in Trust	63
6.6	Compensation and Reimbursement	63
6.7	Conflict of Interest	65
6.8	Resignation and Removal; Appointment of Successor	65

6.9	Acceptance of Appointment by Successor	66
6.10	Merger, Conversion, Consolidation or Succession to Business	67
6.11	Appointment of Authenticating Agent	68
6.12	Acceptance of Trust	70
6.13	Trustee Not Required to Give Note	70
6.14	Trustee Not Required to Possess Notes	70
6.15	Protection of Trustee	70
6.16	Third Party Interests	70
6.17	Trustee Not Bound to Act	71
6.18	Experts, Advisers and Agents	71

Article 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUERS		71
7.1	Disclosure of Names and Addresses of Holders	71
7.2	Reports by Trustee	71
7.3	Reports by the Corporation	72

Article 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		73
8.1	Permitted Reorganizations	73
8.2	Successor Person Substituted	73

Article 9
SUPPLEMENTAL INDENTURES		73
9.1	Supplemental Indentures Without Consent of Holders	73
9.2	Supplemental Indentures with Consent of Holders	75
9.3	Execution of Supplemental Indentures	76
9.4	Effect of Supplemental Indentures	77
9.5	Conformity with Trust Indenture Act	77
9.6	Reference in Notes to Supplemental Indentures	77

Article 10
COVENANTS		77
10.1	Payment of Principal, Premium, if any, and Interest	77
10.2	Maintenance of Office or Agency	77
10.3	Money for Notes Payments to Be Held in Trust	79
10.4	Statement as to Compliance	80
10.5	Additional Amounts	81
10.6	Waiver of Certain Covenants	84

Article 11
REDEMPTION OF NOTES		84
11.1	Applicability of Article	84

11.2	Election to Redeem; Notice to Trustee	84
11.3	Selection by Trustee of Notes to Be Redeemed	85
11.4	Notice of Redemption	85
11.5	Deposit of Redemption Price	86
11.6	Notes Payable on Redemption Date	86
11.7	Notes Redeemed in Part	87
11.8	Tax Redemption	88
11.9	Affiliate Purchase in Lieu of Redemption or Repayment on Maturity	88

Article 12
SINKING FUNDS		89
12.1	Applicability of Article	89
12.2	Satisfaction of Sinking Fund Payments with Notes	89
12.3	Redemption of Notes for Sinking Fund	90

Article 13
REPAYMENT AT OPTION OF HOLDERS		91
13.1	Applicability of Article	91
13.2	Repayment of Notes	91
13.3	Exercise of Option	91
13.4	When Notes Presented for Repayment Become Due and Payable	92
13.5	Notes Repaid in Part	93

Article 14
DEFEASANCE AND COVENANT DEFEASANCE		93
14.1	Issuers’ Option to Effect Defeasance or Covenant Defeasance	93
14.2	Defeasance and Discharge	93
14.3	Covenant Defeasance	94
14.4	Conditions to Defeasance or Covenant Defeasance	94
14.5	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	96
14.6	Reinstatement	97

Article 15
MEETINGS OF HOLDERS OF NOTES		97
15.1	Purposes for Which Meetings May Be Called	97
15.2	Call, Notice and Place of Meetings	98
15.3	Persons Entitled to Vote at Meetings	98
15.4	Quorum; Action	98
15.5	Determination of Voting Rights; Conduct and Adjournment of Meetings	100
15.6	Counting Votes and Recording Action of Meetings	100
15.7	Instruments in Writing	101
15.8	Meetings - U.S. Dollar Note Holders	101

INDENTURE, dated as of October 10, 2012 among Brookfield Infrastructure Finance ULC having its principal office at 181 Bay Street, Brookfield Place, Suite 300, Toronto, Ontario, Canada M5J 2T3, Brookfield Infrastructure Finance LLC having its principal office at Three World Financial Centre, 200 Vesey Street, 11th Floor, New York, New York, United States 10281-1021, Brookfield Infrastructure Finance Limited having its principal office at 73 Front Street, Hamilton, HM 12, Bermuda, and Brookfield Infrastructure Finance Pty Ltd having its principal office at Level 22, 135 King Street, Sydney, NSW, Australia 2000, each as an Issuer, and Computershare Trust Company of Canada, as Canadian Trustee.  Each Issuer is a wholly-owned indirect Subsidiary (as defined herein) of Brookfield Infrastructure L.P.

RECITALS OF THE ISSUERS

The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of their unsecured debentures, notes or other evidences of indebtedness (herein called the “Notes”), which may, if and as specified in the applicable Supplemental Indenture, be convertible into, or exchangeable for, Securities of one or more Persons (including any one or more of the Issuers), to be issued in one or more Series as provided for in this Indenture.

All things necessary to make this Indenture a valid, legally binding agreement of the Issuers, in accordance with its terms, have been done.

The foregoing recitals are made as representations and statements of fact by the Issuers and not by the Trustee.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of Series thereof, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1                               Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                 all other terms used herein which are defined in Trust Indenture Legislation, either directly or by reference therein, have the meanings assigned to them therein;

(3)                                 subject to Section 1.1(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311 of the Trust Indenture Act, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(4)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(5)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6)                                 the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(7)                                 the words “U.S. Trustee” shall be read as “and if appointed by a Supplemental Indenture providing for the issuance of U.S. Dollar Notes, the U.S. Trustee”;

(8)                                 the words “Trustee or Trustees” shall be read to mean “Trustee or Trustees, as applicable”; and

(9)                                 any reference to “Person” shall include such Person’s successors and permitted assigns.

Certain terms, used principally in Article 3, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.5.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly through one or more Persons, Controls, is Controlled by, or is under common Control with, such Person.

“Associate” has the meaning it has in section 128F(9) of the Australian Tax Act.

“Australian Tax Act” means in the Income Tax Assessment Act 1936 of the Commonwealth of Australia and the Income Tax Assessment Act 1997 of the Commonwealth of Australia, as applicable.

“Authenticating Agent” means any Person appointed by the Trustee or Trustees to act on behalf of such Trustee or Trustees pursuant to Section 6.11 to authenticate Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bearer Note” means any Note except a Registered Note.

“BIP” means Brookfield Infrastructure Partners L.P., an exempted limited partnership formed under the laws of Bermuda.

“Board” means either the board of trustees, board of directors or the equivalent entity of such entities, as applicable, of each Issuer or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution of the respective Board of each Issuer certified by any Board member or officer of each Issuer to have been duly adopted by each Board and to be in full force and effect on the date of such certification and delivered to the Trustee or Trustees.

“branch register” has the meaning specified in Section 3.5.

“Branch Note Registrar” has the meaning specified in Section 3.5.

“BRM Holdco” means BIP Bermuda Holdings I Limited, a company incorporated under the laws of Bermuda.

“Business Day”, when used with respect to any Place of Payment or any other location referred to in this Indenture, expressly or impliedly, which shall include Toronto, Ontario and New York, New York, hereunder, or in the Notes, means, unless otherwise specified with respect to any Notes pursuant to Section 3.1, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other such location are authorized or obligated by law or executive order to close.

“Called Principal” means, with respect to any Series of Notes, the principal of such Series of Notes that is to be prepaid pursuant to an optional redemption.

“Canadian Dollar Notes” shall mean Notes denominated in Dollars.

“Canadian Trustee” means Computershare Trust Company of Canada or such other Person appointed as Canadian Trustee in a Supplemental Indenture.

“Can Holdco” means Brookfield Infrastructure Holdings (Canada) Inc., a corporation incorporated under the laws of Ontario.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or equity of such Person.

“CDS” means CDS Clearing and Depository Services Inc. and its successors, and includes any nominee of CDS in whose name a Global Note is registered.

“Central Note Registrar” has the meaning specified in Section 3.5.

“Central Register” has the meaning specified in Section 3.5.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the U.S. Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Control”, “Controlled” and similar expressions mean a relationship between two Persons wherein one of such Persons has the power, through the ownership of Securities, by contract, constitutional documents or otherwise, to directly or indirectly, direct the management and policies of the other of such Persons, and includes: (i) in the case of a corporation, the ownership, either directly or indirectly through one or more Persons, of Securities of such corporation carrying more than 50% of the votes that may be cast to elect the directors of such corporation either under all circumstances or under some circumstances that have occurred and are continuing (other than Securities held as collateral for a bona fide debt where the holder thereof is not entitled to exercise the voting rights attached thereto), provided that such votes, if exercised, are sufficient to elect a majority of the directors of such corporation; and (ii) in the case of a limited partnership, acting or having the power to act as the general partner of such limited partnership or to otherwise Control such general partner.

“Conversion Date” has the meaning specified in Section 3.12(d).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, or (ii) any Currency unit (or composite Currency) for the purposes for which it was established.

“Corporate Trust Office” means the principal corporate trust office of a Trustee, at which at any particular time its corporate trust business shall be administered, which office, in respect of the Canadian Trustee on the date of execution of this Indenture is located at 100 University Avenue, 8th Floor, South Tower, Toronto, Ontario M5J 2Yl, Attention: Manager, Corporate Trust Services, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“corporation” includes corporations, associations, companies and business trusts.

“coupon” means any interest coupon appertaining to a Bearer Note.

“covenant defeasance” has the meaning specified in Section 14.3.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default with respect to Notes of a certain Series.

“Defaulted Interest” has the meaning specified in Section 3.7.

“defeasance” has the meaning specified in Section 14.2.

“Depository” means with respect to the Notes of any Series issuable or issued in the form of one or more Registered Notes, CDS, or such other Person designated as Depository by the Issuers until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Notes of any such Series shall mean the Depository with respect to the Registered Notes of that Series.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or Currency of Canada as at the time shall be legal tender for the payment of public and private debts.

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 3.12(f).

“Election Date” has the meaning specified in Section 3.12(g).

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Date” has the meaning specified in Section 3.4.

“Exchange Rate Agent” means, with respect to Notes of or within any Series, unless otherwise specified with respect to any Notes pursuant to Section 3.1, a chartered bank listed on Schedule I to the Bank Act (Canada), designated pursuant to Section 3.1 or 3.13.

“Exchange Rate Officer’s Certificate” means a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Note having the lowest denomination principal amount determined in accordance with Section 3.2 in the relevant Currency), payable with respect to a Note of any Series on the basis of such Market Exchange Rate, signed by any one of each of the Issuers’ Board members or officers, as the case may be.

“Extension Notice” has the meaning specified in Section 3.8.

“Extension Period” has the meaning specified in Section 3.8.

“FATCA” means Sections 1471 through 1474 of the Code, as amended, and any current or future regulations or official interpretations thereof.

“Final Maturity” has the meaning specified in Section 3.8.

“First Currency” has the meaning specified in Section 1.17.

“Foreign Currency” means any Currency other than Currency of Canada.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada, which as of the date hereof are International Financial Reporting Standards as issued by the International Accounting Standards Board (or, if the Issuers hereafter determine to prepare their principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles); provided, however, if the Issuers are required by any securities regulatory authority in Canada or the Commission to adopt (or are permitted to adopt and so adopt) a different accounting framework, “GAAP” shall mean such new accounting framework as in effect from time to time, including, without limitation, in each case, those accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” means a Note representing the aggregate principal amount of a Series of Notes.

“Government Obligations” means, unless otherwise specified with respect to any Series of Notes pursuant to Section 3.1, securities which are (i) direct obligations of the government which issued the Currency in which the Notes of a particular Series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Notes of such Series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means a guarantee of the obligations of the Issuers in respect of a Series of Notes, given by the Guarantors in favour of the Trustee or Trustees.

“Guarantors” means, collectively, BIP, Holding LP, BRM Holdco, Can Holdco and US Holdco, and each other direct wholly-owned material Subsidiary of Holding LP formed or acquired after the date hereof and which delivers a Guarantee; and “Guarantor” means any of them.

“Holder” means, in the case of a Registered Note, the Person in whose name a Note is registered in the Note Register and, in the case of a Bearer Note, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Holding LP” means Brookfield Infrastructure L.P., an exempted limited partnership formed under the laws of Bermuda.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular Series of Notes established as contemplated by Section 3.1; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more Series of Notes for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular Series of Notes for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other Series of Notes for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Indexed Note” means a Note the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest”, when used with respect to an Original Issue Discount Note which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Note.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Issuers” means the Original Issuers and any New Issuers, and “Issuer” means any one of them.

“Issuers Request” or “Issuers Order” means a written request or order signed in the name of the Issuers by any one of each of the Issuers’ Board members or officers, as the case may be, and delivered to the Trustee or Trustees.

“Judgment Currency” has the meaning specified in Section 1.16.

“mandatory sinking fund payment” has the meaning specified in Section 12.1.

“Market Exchange Rate” means, unless otherwise specified with respect to any Notes pursuant to Section 3.1, (i) for any conversion involving a Currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant Currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3.1 for the Notes of the relevant Series, (ii) for any conversion of Dollars into any Foreign Currency, the Bank of Canada noon rate as published on the Reuters Screen Page BOFC (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either Toronto, New York City or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent.  Unless otherwise specified with respect to any Notes pursuant to Section 3.1, in the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such Bank of Canada noon rate as of the most recent available date, or quotations from one or more major banks in Toronto, New York City, or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate.  Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of Securities designated in such Currency would purchase such Currency in order to make payments in respect of such Securities.

“Maturity”, when used with respect to any Note, means the date on which the principal balance of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“New Issuers” means each direct or indirect wholly-owned Subsidiary of Holding LP, which from time to time becomes a party to this Indenture pursuant to a Supplemental Indenture, and “New Issuer” means any one of them.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.5.

“Notes” means unsecured debentures, notes or other evidence of indebtedness of the Issuers issued or to be issued pursuant to this Indenture, including without limitation, Canadian Dollar Notes and U.S. Dollar Notes; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Notes” with respect to the Indenture as to which such Person is Trustee shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any Series as to which such Person is not Trustee.

“Officer’s Certificate” means a certificate signed by any one of each of the Issuers’ Board members or officers, as the case may be, and delivered to the Trustee or Trustees.

“Offshore Associate” means an Associate that is either:

(a)                                 a non-resident of Australia that does not acquire the Notes in carrying on a business at or through a permanent establishment in Australia; or

(b)                                 a resident of Australia that acquires the Notes in carrying on a business at or through a permanent establishment outside Australia,

other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Corporations Act 2001 of the Commonwealth of Australia.

“Opinion of Counsel” means a written opinion, reasonably acceptable to the Trustee or Trustees, of counsel containing the information specified in Section 1.2, who may be counsel for the Issuers, including an employee of the Issuers (except in the case of an Opinion of Counsel delivered pursuant to Section 11.8 or 14.4 or as otherwise provided), and which opinion shall be subject to customary assumptions and qualifications.

“Optional Reset Date” has the meaning specified in Section 3.7.

“optional sinking fund payment” has the meaning specified in Section 12.1.

“Original Issue Discount Note” means any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.3.

“Original Issuers” means Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, and Brookfield Infrastructure Finance Pty Ltd and “Original Issuer” means any one of them.

“Original Stated Maturity” has the meaning specified in Section 3.8.

“Other Currency” has the meaning specified in Section 1.17.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)                                 Notes theretofore cancelled by the Trustee or Trustees or delivered to the Trustee or Trustees for cancellation;

(b)                                 Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or Trustees or any Paying Agent (other than the Issuers) in trust or set aside and segregated in trust by the Issuers (if the Issuers shall act as their own Paying Agent) for the Holders of such Notes and any coupons appertaining thereto; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee or Trustees have been made;

(c)                                  Notes, except to the extent provided in Sections 14.2 and 14.3, with respect to which the Issuers have effected defeasance and/or covenant defeasance as provided in Article 14; and

(d)                                 Notes which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee or Trustees proof satisfactory to such Trustee or Trustees that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuers;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose, in the case of U.S. Dollar Notes, of making the calculations required by the Trust Indenture Act, (i) the principal amount of an Original Issue Discount Note that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.3, (ii) the principal amount of any Note denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined as of the date such Note is originally issued by the Issuers as set forth in an Exchange Rate Officer’s Certificate delivered to the Trustee or Trustees, of the principal amount (or, in the case of an Original Issue Discount Note, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Note, (iii) the principal amount of any Indexed Note that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Note at original issuance, unless otherwise provided with respect to such Note pursuant to Section 3.1, and (iv) Notes owned by the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee or Trustees shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which are certified in an Officer’s Certificate to the Trustee or Trustees as so owned shall be disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies in favour of the Trustee or Trustees that the pledgee has the right to act with respect to the Notes and that the pledgee is not the Issuers or any other obligor upon the Notes or any Affiliate of the Issuers or such other obligor.

“Paying Agent” means any Person (including the Issuers acting as Paying Agent) authorized by the Issuers to pay the principal of (or premium, if any) or interest, if any, on any Notes on behalf of the Issuers.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Notes of or within any Series, the place or places where the principal of (and premium, if any) and interest, if any, on such Notes are payable as specified as contemplated by Sections 3.1 and 10.2.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note or a Note to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note or the Note to which the mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

“Pricing Date” means the date upon which the Redemption Price is to be calculated for Notes that do not have a fixed Redemption Price, which date shall be the third Business Day prior to the Redemption Date for such Notes, unless otherwise specified in a Supplemental Indenture with respect to such Notes.

“Purchase Price” has the meaning specified in Section 11.9.

“rate(s) of exchange” has the meaning specified in Section 1.16.

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Note” means any Note registered in the Note Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Notes of or within any Series means the date, if any, specified for that purpose as contemplated by Section 3.1.

“Repayment Date” means, when used with respect to any Note to be repaid in whole or in part at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Note to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

“Required Currency” has the meaning specified in Section 1.16.

“Reset Notice” has the meaning specified in Section 3.7.

“Responsible Officer”, when used with respect to the Trustee or Trustees, means any vice president, any trust officer or assistant trust officer or any other officer of the Trustee or Trustees customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” means any stock, shares, units, installment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“Security Interest” means any mortgage, pledge, lien, encumbrance, conditional sale or other title retention agreement, or other similar security interest.

A “Series” of Notes means all Notes denoted as part of the same Series authorized by or pursuant to a particular Board Resolution as the case may be.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Notes of or within any Series means a date fixed by the Trustee or Trustees pursuant to Section 3.7.

“Stated Maturity”, when used with respect to any Note and any installment of principal thereof or interest thereon, means the date specified in such Note or a coupon representing such installment of interest as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable, as such date may be extended pursuant to the provisions of Section 3.8.

“Subsequent Interest Period” has the meaning specified in Section 3.7.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Successor” has the meaning specified in Section 8.1.

“Successor Transaction” has the meaning specified in Section 8.1.

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, Notes may be authorized for issue or the provisions of this Indenture may be amended.

“Tax Jurisdiction” has the meaning specified in Section 10.5.

“Taxes” has the meaning specified in Section 10.5.

“Trustee” means the Person named as the “Canadian Trustee” in this Indenture and additionally, in respect of a Supplemental Indenture providing for the issue of U.S. Dollar Notes, the Person named as the “U.S. Trustee” and appointed by such Supplemental Indenture, and “Trustees” means, upon the appointment of the U.S. Trustee, the Canadian Trustee and the U.S. Trustee, unless a successor of any such Canadian or U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee or Trustees” shall refer instead to such successor Trustee or Trustees; provided, however, that if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any Series shall mean only (i) the Trustee with respect to Notes of that Series and (ii) if such Person is not the Canadian Trustee, the Canadian Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder as in force at the date as of which this Indenture was executed, except as provided in Section 9.5.

“Trust Indenture Legislation” has the meaning specified in Section 1.13.

“United States” means, unless otherwise specified with respect to any Notes pursuant to Section 3.1, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Dollar Notes” shall mean Notes denominated in United States dollars.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“US Holdco” means Brookfield Infrastructure Corporation, a company incorporated under the laws of the State of Delaware.

“U.S. Trustee” means a Person appointed as U.S. Trustee in a Supplemental Indenture providing for the issue of U.S. Dollar Notes, which Person has agreed to be bound by the terms hereof as if such Person was an original signatory hereto.

“Valuation Date” has the meaning specified in Section 3.12(c).

“Vice President”, when used with respect to the Trustee or Trustees, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of Securities has such voting power by reason of any contingency.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Note (or, if applicable, at the most recent redetermination of interest on such Note) and as set forth in such Note in accordance with generally accepted Canadian bond yield computation principles.

1.2                               Compliance Certificates and Opinions

Upon any application or request by the Issuers to the Trustee or Trustees to take any action under any provision of this Indenture, the Issuers shall furnish to the Trustee or Trustees an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, where specifically required by this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 10.4) shall include:

(1)                                 a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                 a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

1.3                               Form of Documents Delivered to Trustee

(a)                                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion of an officer of the Issuers may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

1.4                               Acts of Holders

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes of all Series or one or more Series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  If Notes of a Series are issuable as Bearer Notes, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of such Series may, alternatively, be embodied in and evidenced by the record of Holders of Notes of such Series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes of such Series duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee or Trustees and, where it is hereby expressly required, to the Issuers.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee or Trustees and the Issuers, if made in the manner provided in this Section.  The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 15.6.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signatory acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which such Trustee or Trustees deem sufficient.

(c)                                  The principal amount and serial numbers of Registered Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)                                 The principal amount and serial numbers of Bearer Notes held by any Person, and the date of holding the same, may be proved by the production of such Bearer Notes or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Trustee or Trustees to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Notes therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Notes, if such certificate or affidavit is deemed by the Trustee or Trustees to be satisfactory.  The Trustee or Trustees and the Issuers may assume that such ownership of any Bearer Note continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Note is produced, or (2) such Bearer Note is produced to the Trustee or Trustees by some other Person, or (3) such Bearer Note is surrendered in exchange for a Registered Note, or (4) such Bearer Note is no longer Outstanding.  The principal amount and serial numbers of Bearer Notes held by any Person, and the date of holding the same, may also be proved in any other manner that the Trustee or Trustees deem sufficient.

(e)                                  If the Issuers shall solicit from the Holders of Registered Notes any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders, the Issuers may, at their option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders, but the Issuers shall have no obligation to do so.  Notwithstanding the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f)                                   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or Trustees or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

1.5                               Notices, etc. to Trustee and Issuers

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                 the Trustee or Trustees by any Holder or by the Issuers shall be sufficient for every purpose hereunder if delivered to an officer of the Canadian Trustee at 100 University Avenue, 8th Floor, South Tower, Toronto, Ontario M5J 2Yl, Attention: Manager, Corporate Trust Services, or if sent by facsimile transmission or other electronic communication (with receipt confirmed) to (416) 981-9777 or corporatetrust.toronto@computershare.com, Attention: Manager, Corporate Trust Services, and, if applicable, the U.S. Trustee, as set out in the Supplemental Indenture

appointing such U.S. Trustee, shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Toronto time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.  The Trustee or Trustees may from time to time notify the Issuers of a change in address, facsimile number or email address which thereafter, until changed by like notice, shall be the address, facsimile number or email address of the Trustee or Trustees for the purposes of this Indenture.

(2)                                 the Issuers by the Trustee or Trustees or by any Holder shall be sufficient for every purpose hereunder if delivered to the Issuers at Brookfield Place, 181 Bay Street, Suite 330, Toronto, Ontario, M5J 2T3, Attention: Chief Executive Officer, or, if sent by facsimile transmission (with receipt confirmed) to Brookfield Infrastructure Finance ULC, Attention: Chief Executive Officer at (416) 365-9642 shall be deemed to be validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. (Toronto time) on a Business Day, failing which it shall be deemed to have been given on the next Business Day.  The Issuers may from time to time notify the Trustee or Trustees of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Issuers for the purposes of this Indenture.

1.6                               Notice to Holders; Waiver

(a)                                 Where this Indenture provides for notice of any event to Holders of Registered Notes by the Issuers or the Trustee or Trustees, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders of Registered Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Notes or the sufficiency of any notice to Holders of Bearer Notes given as provided.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

(b)                                 In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Notes when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee or Trustees shall be deemed to be sufficient giving of such notice for every purpose hereunder.

(c)                                  Except as otherwise expressly provided herein or otherwise specified with respect to any Notes pursuant to Section 3.1, where this Indenture provides for notice to Holders of Bearer Notes of any event, such notice shall be sufficiently given to Holders of Bearer Notes if published in an Authorized Newspaper in Toronto, Ontario and in such other city or cities as may be specified in such Notes on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.  Any such notice shall be deemed to have been given on the date of the first such publication.

(d)                                 In case, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause, it shall be impracticable to publish any notice to Holders of Bearer Notes as provided above, then such notification to Holders of Bearer Notes as shall be given with the approval of the Trustee or Trustees shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to Holders of Bearer Notes as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Notes or the sufficiency of any notice to Holders of Registered Notes given as provided herein.

(e)                                  Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

(f)                                   Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee or Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

1.7                               Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

1.8                               Successors and Assigns

All covenants and agreements in this Indenture by the Issuers shall bind their successors and assigns, whether so expressed or not.

1.9                               Separability Clause

In case any provision in this Indenture or in any Note or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.10                        Benefits of Indenture

Nothing in this Indenture or in the Notes or coupons, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Note Registrar and their successors hereunder and the Holders of Notes or coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.11                        Issuers’ Obligations

The Issuers acknowledge and agree that the obligations of any Issuer under this Indenture, any Supplemental Indenture or any Note are the joint and several obligations of all the Issuers, provided however, that no New Issuer shall be liable for any such obligations of any other Issuer in respect of Notes or a Series of Notes that were issued prior to the time that such New Issuer became an Issuer pursuant to any Supplemental Indenture.

1.12                        Governing Law

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as Ontario contracts; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York; and provided, further that U.S. Dollar Notes and certain provisions of the Supplemental Indenture under which such U.S. Dollar Notes are issued, as provided for in such Supplemental Indenture, shall be governed by and construed in accordance with the laws of the State of New York.

1.13                        Conflict of Any Provision of the Indenture with the Trust Indenture Act or Trust Indenture Legislation

In this Section 1.13, the expression “Trust Indenture Legislation” means the provisions, if any, of any statute of Canada or any Province thereof, and of any regulations under any such statute, relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are in the Opinion of Counsel at the time in force and applicable to this Indenture or the Issuers.

Each of the Issuers and the Trustee or Trustees agrees to observe and comply with all provisions of the Trust Indenture Act and Trust Indenture Legislation applicable to or binding upon it in connection with this Indenture, the Notes and any action to be taken hereunder or thereunder.  If and to the extent that any provision of this Indenture or the Notes or applicable law as set forth in Section 1.12 limits, qualifies or conflicts with any mandatory requirements of the Trust Indenture Act or Trust Indenture Legislation (and notwithstanding any provisions of this Indenture or the Notes to the contrary), such mandatory requirements shall prevail.  For greater certainty, if and to the extent that any provision of this Indenture or the Notes or applicable law as set forth in Section 1.12 limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such sections of the Trust Indenture Act (and notwithstanding any provisions of this Indenture or the Notes to the contrary), the Trust Indenture Act shall prevail but only to the extent of such qualification or conflict.

1.14                        Legal Holidays

In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment or other location contemplated hereunder, then (notwithstanding any other provision of this Indenture or of any Note or coupon other than a provision in the Notes of any Series which specifically states that such provision shall apply in lieu of this Section), payment of principal (or premium, if any) or interest, if any, need not be made at such Place of Payment or other location contemplated hereunder on such date, but may be made on the next succeeding Business Day at such Place of Payment or other location contemplated hereunder with the same force and effect as if made on the Interest Payment Date or Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

1.15                        Agent for Service; Submission to Jurisdiction; Waiver of Immunities

(a)                                 By the execution and delivery of this Indenture, the Issuers (i) acknowledge that they have irrevocably designated and appointed Torys LLP at 79 Wellington Street West, Box 270, TD Centre, Suite 3000, Toronto, Ontario, Canada M5K 1N2, as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Canadian Dollar Notes or this Indenture in respect of the Canadian Dollar Notes, that may be instituted in any provincial court in the City of Toronto or brought under Canadian securities laws or brought by the Trustee or Trustees (whether in their individual capacity or in their capacity as Trustee(s) hereunder), (ii) submit to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon Torys LLP and written notice of said service to the Issuers (mailed or delivered to the Issuers, attention: General Counsel, at their principal office specified in the first paragraph of this Indenture and in the manner specified in Section 1.5 hereof), shall be deemed in every respect effective service of process upon the Issuers in any such suit or proceeding.  The Issuers further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Torys LLP in full force and effect so long as any of the Canadian Dollar Notes shall be outstanding.

(b)                                 By the execution and delivery of this Indenture, the Issuers (i) acknowledge that they have irrevocably designated and appointed Brookfield Infrastructure Corporation at Three World Financial Center, 200 Vesey Street, 24th Floor, New York, NY, 10281-1021, United States of America, as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the U.S. Dollar Notes or this Indenture in respect of the U.S. Dollar Notes, that may be instituted in any federal or state court in the City of New York or brought under federal or state securities laws or brought by the Trustee or Trustees (whether in their individual capacity or in their capacity as Trustee(s) hereunder), (ii) submit to the non-exclusive jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon Brookfield Infrastructure Corporation and written notice of said service to the Issuers (mailed or delivered to the Issuers, attention: General Counsel, at their principal office specified in the first paragraph of this Indenture and in the manner specified in Section 1.5 hereof), shall be deemed in every respect effective service of process upon the Issuers in any such suit or proceeding.  The Issuers further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of Brookfield Infrastructure Corporation in full force and effect so long as any of the U.S. Dollar Notes shall be outstanding.

(c)                                  To the extent that the Issuers have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property, the Issuers hereby irrevocably waive such immunity in respect of their obligations under this Indenture and the Notes, to the extent permitted by law.

(d)                                 The Issuers hereby irrevocably and unconditionally waive, to the extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or, in the case of the U.S. Dollar Notes, in any federal or state court in the State of New York, Borough of Manhattan, or in the case of Canadian Dollar Notes, any court in Toronto, Ontario.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

1.16                        Conversion of Currency

(a)                                 The Issuers covenant and agree that the following provisions shall apply to conversion of Currency in the case of the Notes and this Indenture:

(i)                                     If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other Currency (the “Judgment Currency”) an amount due or contingently due under the Notes of any Series and this Indenture (the “Required Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(ii)                                  If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of endorsement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuers shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.

(b)                                 In the event of the winding-up of any Issuer at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuers shall indemnify and hold the Holders of Notes and the Trustee or Trustees harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency due or contingently due under the Notes and this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this Subsection (b) the final date for the filing of proofs of claim in the winding-up of any Issuer shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of such Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)                                  The obligations contained in Subsections (a)(ii) and (b) of this Section shall constitute separate and independent obligations of the Issuers from their other obligations under the Notes and this Indenture, shall give rise to separate and independent causes of action against the Issuers, shall apply irrespective of any waiver or extension granted by any Holder or Trustee or Trustees from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of any Issuer for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee or Trustees, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuers or the applicable liquidator.  In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

The term “rate(s) of exchange” shall mean the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the Judgment Currency, as published on the Reuters Screen Page BOFC (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) and includes any premiums and costs of exchange payable.

1.17                        Currency Equivalent

Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Notes, in the event that any amount is stated herein in the Currency of one nation (the “First Currency”), as of any date such amount shall also be deemed to represent the amount in the Currency of any other relevant nation (the “Other Currency”) which is required to purchase such amount in the First Currency at the Bank of Canada noon rate published on the Reuters Screen Page BOFC (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by each of the parties to this Indenture) on the date of determination.

1.18                        Notes in a Foreign Currency

Unless otherwise specified in or pursuant to a Board Resolution, a Supplemental Indenture or an Officer’s Certificate delivered pursuant to Section 3.1 with respect to a particular Series of Notes, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of the Notes of one or more Series at the time Outstanding and, at such time, there are Outstanding Notes of any such affected Series which are denominated in a Foreign Currency, then the principal amount of the Notes of such Series which shall be deemed to be Outstanding for the purpose of taking such action shall be the amount of Dollars which could be obtained for such principal amount at the Market Exchange Rate on the applicable record date, or if no such record date shall have been established, on the date that the taking of such action shall be authorized by Act of the Holders of all such affected Series.  The provisions of this paragraph shall also apply in connection with any other action taken by the Holders pursuant to the terms of this Indenture, including without limitation any action under Section 5.3.

1.19                        Language Clause

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise.  The parties hereto have required that this Indenture and all documents and notices related thereto be drawn up in English.

1.20                        Unitholders, Officers, Trustees and Others Exempt from Individual Liability

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, unitholder, stakeholder, partner, officer, director or trustee, as such, of the Issuers or of any successor, either directly or through the Issuers or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

1.21                        Waiver of Jury Trial

EACH OF THE ISSUERS AND THE TRUSTEE OR TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

1.22                        Force Majeure

In no event shall the Trustee or Trustees be responsible or liable for any failure or delay in the performance of such Trustee’s or Trustees’ obligations hereunder arising out of or caused by, directly or indirectly, forces beyond such Trustee’s or Trustees’ control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

1.23                        References to Agreements and Documents

Each reference in this Indenture to any agreement or document shall be construed so as to include such agreement or document (including any attached schedules, appendices and exhibits) as the same may be amended, restated, supplemented or replaced from time to time.

ARTICLE 2
NOTES FORMS

2.1                               Forms Generally

(a)                                 The Registered Notes, if any, of each Series and the Bearer Notes, if any, of each Series and related coupons shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more Supplemental Indentures, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with the rules of any securities exchange or to conform to usage as may, consistently herewith, be determined by the officers executing such Notes or coupons, as evidenced by their execution of the Notes or coupons.  If the forms of Notes or coupons of any Series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by any one of the Board members or officers, as the case may be, of each of the Issuers and delivered to the Trustee or Trustees at or prior to the delivery of the Issuers Order contemplated by Section 3.3(c) for the authentication and delivery of such Notes or coupons.  If temporary Notes of any Series are issued in Global form as permitted by Section 3.4, the form thereof shall be established as provided in the preceding sentence.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

(b)                                 Unless otherwise specified as contemplated by Section 3.1, Notes in bearer form shall have interest coupons attached.

(c)                                  The Trustee’s certificate of authentication on all Notes shall be in substantially the form set forth in this Article.

(d)                                 The definitive Notes and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Issuers executing such Notes or coupons, as evidenced by their execution of such Notes or coupons.

2.2                               Form of Trustee’s Certificate of Authentication

Subject to Sections 6.9 and 6.11, the Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes of the Series designated, and issued under the Indenture as described herein.

[ ],
as Trustee

By
Authorized Officer

THE CERTIFICATE OF THE TRUSTEE SIGNED ON THE NOTES WILL NOT BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY THE TRUSTEE AS TO THE VALIDITY OF THE INDENTURE OR OF THE NOTES OR OF THEIR ISSUANCE AND THE TRUSTEE WILL IN NO RESPECT BE LIABLE OR ANSWERABLE FOR THE USE MADE OF SUCH NOTES OR ANY OF THEM OR THE PROCEEDS THEREOF. THE CERTIFICATE OF THE TRUSTEE SIGNED ON THE NOTES WILL, HOWEVER, BE A REPRESENTATION AND WARRANTY BY THE TRUSTEE THAT THE NOTES HAVE BEEN DULY CERTIFIED BY OR ON BEHALF OF THE TRUSTEE PURSUANT TO THE PROVISIONS OF THE INDENTURE.

2.3                               Notes Issuable in Global Form

(a)                                 If Notes of or within a Series are issuable as Global Notes, as specified and contemplated by Section 3.1, then, notwithstanding clause (10) of Section 3.1(b), any such Note shall represent such of the Outstanding Notes of such Series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Notes of such Series from time to time endorsed thereon and that the aggregate amount of Outstanding Notes of such Series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of a Note in Global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee or Trustees in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Issuers Order to be delivered to the Trustee or Trustees pursuant to Section 3.3 or 3.4.  Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee or Trustees shall deliver and redeliver any Global Note in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Issuers Order.  If an Issuers Order pursuant to Section 3.3 or 3.4 has been, or simultaneously is, delivered, any instructions by the Issuers with respect to endorsement or delivery or redelivery of a Global Note shall be in writing but need not comply with Section 1.2.

(b)                                 The provisions of the last sentence of Section 3.3 shall apply to any Note represented by a Global Note if such Note was never issued and sold by the Issuers and the Issuers deliver to the Trustee or Trustees the Global Note together with written instructions (which need not comply with Section 1.2) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

(c)                                  Notwithstanding the provisions of Section 3.7, unless otherwise specified as contemplated by Section 3.1, payment of principal of, (and premium, if any) and interest, if any, on any Global Note shall be made to the Person or Persons specified therein.

(d)                                 Notwithstanding the provisions of Section 3.9 and except as provided in the preceding paragraph, the Issuers, the Trustee or Trustees and any agent of the Issuers and the Trustee or Trustees shall treat as the Holder of such principal amount of Outstanding Notes represented by a Global Note (i)  in the case of a Global Note in registered form, the Holder of such Global Note in registered form, or (ii) in the case of a Global Note in bearer form, the Person holding such Bearer Note.

(e)                                  Unless otherwise specified in the Issuers Order or the Supplemental Indenture authorizing a Series of Notes, every Global Note in registered form of such Series authenticated and delivered by the Trustee or Trustees shall bear a legend in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR NOTES LIMITED (“CDS”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

(f)                                   Notwithstanding the foregoing, a Global Note evidencing U.S. Dollar Notes shall bear a legend in substantially the following form, or such other applicable legend, unless otherwise specified in the Supplemental Indenture:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED

IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTE REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE WILL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

ARTICLE 3
THE NOTES

3.1                               Amount Unlimited; Issuable in Series

(a)                                 The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

(b)                                 The Notes may be issued in one or more Series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.3, set forth in, or determined in the manner provided in, an Officer’s Certificate, or established in one or more Supplemental Indentures, prior to the issuance of Notes of any Series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1), (2) and (23) below), if so provided, may be determined from time to time by the Issuers with respect to unissued Notes of the Series and set forth in such Notes of the Series when issued from time to time):

(1)                                 the title of the Notes of the Series (which shall distinguish the Notes of the Series from all other Series of Notes);

(2)                                 any limit upon the aggregate principal amount of the Notes of the Series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes of the Series pursuant to Sections 3.4, 3.5, 3.6, 9.6, 11.7 or 13.5);

(3)                                 the extent and manner, if any, to which payment on or in respect of Notes of that Series will be senior or will be subordinated to the prior payment or other liabilities and obligations of the Issuers;

(4)                                 the percentage or percentages of principal amount at which the Notes of a Series will be issued;

(5)                                 the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Notes of the Series is payable;

(6)                                 the rate or rates at which the Notes of the Series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Note on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than on the basis of a 365-day year or 366-day year, as applicable;

(7)                                 the place or places, if any, other than or in addition to Toronto, Ontario, where the principal of (and premium, if any) and interest, if any, on Notes of the Series shall be payable, where any Registered Notes of the Series may be surrendered for registration of transfer, where Notes of the Series may be surrendered for exchange, where Notes of the Series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 1.5, the place or places where notices or demands to or upon the Issuers in respect of the Notes of the Series and this Indenture may be served;

(8)                                 the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Notes of the Series may be redeemed, in whole or in part, at the option of the Issuers, if the Issuers are to have that option;

(9)                                 the obligation, if any, of the Issuers to redeem, repay or purchase Notes of the Series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the Currency in which, and other terms and conditions upon which Notes of the Series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(10)                          if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any Registered Notes of the Series shall be issuable and, if other than denominations of $5,000, the denomination or denominations in which any Bearer Notes of the Series shall be issuable;

(11)                          if other than the Issuers or the Trustee or Trustees, the identity of each Note Registrar and/or Paying Agent;

(12)                          if other than the principal amount thereof, the portion of the principal amount of Notes of the Series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.3 or the method by which such portion shall be determined;

(13)                          if the Notes may be converted into or exercised or exchanged for common stock or preferred stock or other Securities of the Issuers or any other Person or debt or equity Securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the Holder or at the Issuers’ option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other Securities issuable upon conversion, exercise or exchange may be adjusted;

(14)                          any subordination provisions applicable to the Notes;

(15)                          the issue price at which the Notes will originally be issued, expressed as a percentage of the principal amount, and the original issue date;

(16)                          if the Note is also an Original Issue Discount Note, the Yield to Maturity;

(17)                          if other than Dollars, the Currency in which payment of the principal of (or premium, if any) or interest, if any, on the Notes of the Series shall be payable or in which the Notes of the Series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(18)                          whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Notes of the Series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(19)                          whether the principal of (or premium, if any) or interest, if any, on the Notes of the Series are to be payable, at the election of the Issuers or a Holder thereof, in a Currency other than that in which such Notes are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Notes are denominated or stated to be payable and the Currency in which such Notes are to be so payable, in each case in accordance with, in addition to or in lieu of any of the provisions of Section 3.12;

(20)                          the designation of the initial Exchange Rate Agent, if any;

(21)                          the applicability, if any, of Section 14.2 and/or 14.3 to the Notes of the Series and any deletion from, modification of, in addition to or in lieu of any of the provisions of Article 14 with respect to Notes of that Series whether or not consistent with the provisions of Article 14 set forth herein;

(22)                          provisions, if any, granting special rights to the Holders of Notes of the Series upon the occurrence of such events as may be specified;

(23)                          any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 10.6) of the Issuers with respect to Notes of the Series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(24)                          whether Notes of the Series are to be issuable as Registered Notes, Bearer Notes (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Notes, whether any Notes of the Series are to be issuable initially as temporary Global Notes and whether any Notes of the Series are to be issuable as permanent Global Notes with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Note may exchange such interests for Notes of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.5, whether Registered Notes of the Series may be exchanged for Bearer Notes of the Series (if permitted by applicable laws and regulations), whether Bearer Notes of the Series may be exchanged for Registered Notes of such Series, and the circumstances under which and the place or places where any such exchanges may be made and if Notes of the Series are to be issuable in Global form, the identity of any initial depository therefor;

(25)                          the date as of which any Bearer Notes of the Series and any temporary Global Note representing Outstanding Notes of the Series shall be dated if other than the date of original issuance of the first Note of the Series to be issued;

(26)                          the Person to whom any interest on any Registered Note of the Series shall be payable, if other than the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Note of the Series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Note on an Interest Payment Date will be paid if other than in the manner provided in Section 3.4;

(27)                          if Notes of the Series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such Series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

(28)                          if the Notes of the Series are to be issued upon the exercise of warrants, the time, manner and place for such Notes to be authenticated and delivered;

(29)                          whether, under what circumstances and the Currency in which the Issuers will pay Additional Amounts as contemplated by Section 10.5 on the Notes of the Series to any Holder (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Issuers will have the option to redeem such Notes rather than pay such Additional Amounts (and the terms of any such option);

(30)                          if the Notes of the Series are to be convertible into or exchangeable for any Securities of any Person (including the Issuers), the terms and conditions upon which such Notes will be so convertible or exchangeable;

(31)                          the form of the face and reverse of the Notes of such Series;

(32)                          CUSIP numbers, if any;

(33)                          the application, if any, of Sections 10.5 and 11.8 to the Notes of that Series; and

(34)                          any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the Series (which terms shall not be inconsistent with the provisions of this Indenture or, in the case of U.S. Dollar Notes, requirements of the Trust Indenture Act).

(c)                                  All Notes of any one Series and the coupons appertaining to any Bearer Notes of such Series shall be substantially identical except, in the case of Registered Notes, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.3) and set forth in such Officer’s Certificate or in any such Supplemental Indenture .  Not all Notes of any one Series need be issued at the same time, and, unless otherwise provided, a Series may be reopened for issuances of additional Notes of such Series.

(d)                                 If any of the terms of the Series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee or Trustees at or prior to the delivery of the Officer’s Certificate setting forth the terms of the Series.

3.2                               Denominations

The Notes of each Series shall be issuable in such denominations as shall be specified as contemplated by Section 3.1.  With respect to Notes of any Series denominated in Dollars, in the absence of any such provisions, the Registered Notes of such Series, other than Registered Global Notes (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Notes of such Series, other than the Bearer Notes issued as Global Notes (which may be of any denomination), shall be issuable in a denomination of $5,000.

3.3                               Execution, Authentication, Delivery and Dating

(a)                                 The Notes and any coupons appertaining thereto shall be executed on behalf of each Issuer by any one of each of the Issuers’ Board members or officers, as the case may be. The Notes and any coupons appertaining thereto may be executed on behalf of each Issuer in counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument. The signature of any Board member or officer, as the case may be, on the Notes, coupons and any counterparts thereto, may be the manual, facsimile or other electronic signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

(b)                                 Notes or coupons bearing the manual, facsimile or other electronic signatures of individuals who were at any time the proper officers of the Issuers shall bind the Issuers, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes or coupons.

(c)                                  At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes of any Series together with any coupon appertaining thereto, executed by the Issuers to the Trustee or Trustees for authentication, together with an Issuers Order for the authentication and delivery of such Notes, and the Trustee or Trustees in accordance with such Issuers Order shall authenticate and deliver such Notes; provided, however, that, in connection with its original issuance, no Bearer Note shall be mailed or otherwise delivered to any location in the United States; and provided further that, unless otherwise specified with respect to any Series of Notes pursuant to Section 3.1, a Bearer Note may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Note shall have furnished a certificate in the form set forth in Exhibit A-1 to this Indenture, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Note is delivered and the date on which any temporary Note first becomes exchangeable for such Bearer Note in accordance with the terms of such temporary Note and this Indenture.  If any Note shall be represented by a permanent Bearer Note issued as a Global Note, then, for purposes of this Section and Section 3.4, the notation of a beneficial owner’s interest therein upon original issuance of such Note or upon exchange of a portion of a temporary Global Note shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent Global Note.  Except as permitted by Section 3.6, the Trustee or Trustees shall not authenticate and deliver any Bearer Note unless all appurtenant coupons for interest then matured have been detached and cancelled.  If not all the Notes of any Series are to be issued at one time and if the Board Resolution or Supplemental Indenture establishing such Series shall so permit, such Issuers Order may set forth procedures acceptable to the Trustee or Trustees for the issuance of such Notes and determining terms of particular Notes of such Series such as interest rate, stated maturity, date of issuance and date from which interest shall accrue.

(d)                                 In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee or Trustees shall be provided with, and (subject to Trust Indenture Act) shall be fully protected in relying upon,

(i)                                     an Opinion of Counsel stating:

(A)                               that such Notes, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Issuers to the Trustee or Trustees for authentication in accordance with this Indenture, authenticated and delivered by the Trustee or Trustees in accordance with this Indenture and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Issuers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Notes and any coupons;

(B)                               that the Issuers have the requisite power to issue such Notes and any coupons, and have duly taken all necessary action in accordance with their constating documents with respect to such issuance; and

(C)                               that the issuance of such Notes and any coupons will not contravene the constating documents of the Issuers, and

(ii)                                  an Officer’s Certificate stating:

(A)                               that the form or forms of such Notes and any coupons have been established in conformity with the provisions of this Indenture; and

(B)                               that the terms of such Notes and any coupons have been established in conformity with the provisions of this Indenture.

(e)                                  Notwithstanding the provisions of Section 3.1 and of the preceding two paragraphs, if not all the Notes of any Series are to be issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Issuers Order and Opinion of Counsel otherwise required pursuant to the preceding two paragraphs prior to or at the time of issuance of each Note, but such documents shall be delivered prior to or at the time of issuance of the first Note of such Series.

(f)                                   The Trustee or Trustees shall not be required to authenticate and deliver any such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s or Trustees’ own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or Trustees.

(g)                                  Each Registered Note shall be dated the date of its authentication and each Bearer Note shall be dated as of the date specified as contemplated by Section 3.1.

(h)                                 No Note or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or Trustees by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee or Trustees for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuers, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

3.4                               Temporary Notes

(a)                                 Pending the preparation of definitive Notes of any Series, the Issuers may execute, and upon receipt of the Issuers Order the Trustee or Trustees shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as conclusively the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.  Such temporary Notes may be Global Notes.

(b)                                 Except in the case of temporary Global Notes (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Notes of any Series are issued, the Issuers will cause definitive Notes of that Series to be prepared without unreasonable delay.  After the preparation of definitive Notes of such Series, the temporary Notes of such Series shall be exchangeable for definitive Notes of such Series upon surrender of the temporary Notes of such Series at the office or agency of the Issuers in a Place of Payment for that Series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes of any Series (accompanied by any unmatured coupons appertaining thereto), the Issuers shall execute and the Trustee or Trustees shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same Series of authorized denominations; provided, however, that no definitive Bearer Note shall be delivered in exchange for a temporary Registered Note; and provided further that a definitive Bearer Note shall be delivered in exchange for a temporary Bearer Note only in compliance with the conditions set forth in Section 3.3.  Until so exchanged, the temporary Notes of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such Series.

(c)                                  If temporary Global Notes of any Series are issued, any such temporary Global Note shall, unless otherwise provided therein, be delivered to the Toronto office of the Depository, for credit to the respective accounts of the beneficial owners of such Notes (or to such other accounts as they may direct).

(d)                                 Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Note (the “Exchange Date”), the Issuers shall deliver to the Trustee or Trustees definitive Notes, in aggregate principal amount equal to the principal amount of such temporary Global Note, executed by the Issuers. On or after the Exchange Date such temporary Global Note shall be surrendered by the Depository to the Trustee or Trustees, as the Issuers’ agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Notes without charge and the Trustee or Trustees shall authenticate and deliver, in exchange for each portion of such temporary Global Note, an equal aggregate principal amount of definitive Notes of the same Series of authorized denominations and of like tenor as the portion of such temporary Global Note to be exchanged.  The definitive Notes to be delivered in exchange for any such temporary Global Note shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.1, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Note, upon such presentation by the Depository, such temporary Global Note is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by the beneficial owner as to the portion of such temporary Global Note held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 3.1); and provided further that definitive Bearer Notes shall be delivered in exchange for a portion of a temporary Global Note only in compliance with the requirements of Section 3.3.

(e)                                  Unless otherwise specified in such temporary Global Note, the interest of a beneficial owner of Notes of a Series in a temporary Global Note shall be exchanged for definitive Notes of the same Series and of like tenor following the Exchange Date when the account holder instructs the Depository, to request such exchange on his behalf and delivers to the Depository, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.1), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of the Depository, the Trustee or Trustees, any Authenticating Agent appointed for such Series of Notes and each Paying Agent.  Unless otherwise specified in such temporary Global Note, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Note, except that a Person receiving definitive Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Notes in person at the offices of the Depository.  Definitive Notes in bearer form to be delivered in exchange for any portion of a temporary Global Note shall be delivered only outside the United States.

(f)                                   Until exchanged in full as hereinabove provided, the temporary Notes of any Series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same Series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.1, interest payable on a temporary Global Note on an Interest Payment Date for Notes of such Series occurring prior to the applicable Exchange Date shall be payable to the Depository (on behalf of the beneficial owners) on such Interest Payment Date upon delivery by the Depository to the Trustee or Trustees of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 3.1), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary Global Note on such Interest Payment Date and who have each delivered to the Depository, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 3.1).  Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 3.3 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Note with respect to which such certification was made will be exchanged for definitive Notes of the same Series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners.  Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary Global Note will be made unless and until such interest in such temporary Global Note shall have been exchanged for an interest in a definitive Note.  Any interest so received by the Depository and not paid as herein provided shall be returned to the

Trustee or Trustees immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Issuers in accordance with Section 10.3.

3.5                               Registration, Registration of Transfer and Exchange

(a)                                 The Issuers shall keep or shall cause to be kept a securities register (the “Central Register”) of Holders of each Series of Notes maintained in compliance with applicable laws.  The Issuers will cause the particulars of each such issue, exchange or transfer of Notes to be recorded in the Central Register.  The Trustee or Trustees shall initially be the central security registrar (the “Central Note Registrar”) for the purpose of registering Notes and transfers and exchanges of Notes in the Central Register as provided herein; provided, however, the Issuers may appoint from time to time one or more successor Central Note Registrars and may from time to time rescind any such appointment.

(b)                                 The Issuers shall also cause to be maintained a branch register (a “branch register”) or branch registers of Holders of Notes in accordance with Section 10.2 in the same manner and containing the same information with respect to each entry contained therein as contained in the Central Register.  A copy of every entry in a branch register shall, promptly after the entry is made, be transmitted to the Central Note Registrar.  If there is a conflict between the information contained in the Central Register and the information contained in the branch register, the information contained in the Central Register shall prevail.  The Canadian Trustee is hereby initially appointed as branch security registrar (the “Branch Note Registrar”) for the purpose of maintaining a branch register at its Corporate Trust Office; provided, however, the Issuers may appoint from time to time one or more successor or additional Branch Note Registrars and may from time to time rescind any such appointment.  The Central Register together with each branch register are collectively referred to herein as the “Note Register” and the Central Note Registrar together with each Branch Note Registrar are collectively referred to herein as the “Note Registrar”.

(c)                                  At all reasonable times, the Note Register shall be open for inspection by the Issuers, the Trustee or Trustees or any Holder of a Registered Note. The Note Registrar shall from time to time when requested to do so by the Issuers, in writing, furnish the Issuers with a list of names and addresses of Holders of Registered Notes entered on the Note Register kept by it and showing the principal amount and serial numbers of the Notes held by each such Holder, provided the Note Registrar shall be entitled to charge a reasonable fee to provide such a list.

(d)                                 Upon surrender for registration of transfer of any Registered Note of any Series at the office or agency in a Place of Payment for that Series, the Issuers shall execute, and the Trustee or Trustees shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Notes of the same Series, of any authorized denominations and of a like aggregate principal amount and tenor.

(e)                                  At the option of the Holder, Registered Notes of any Series may be exchanged for other Registered Notes of the same Series, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Registered Notes to be exchanged at such office or agency.  Whenever any Registered Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee or Trustees shall authenticate and deliver, the Registered

Notes which the Holder making the exchange is entitled to receive.  Unless otherwise specified with respect to any Series of Notes as contemplated by Section 3.1, Bearer Notes may not be issued in exchange for Registered Notes.

(f)                                   If (but only if) expressly permitted in or pursuant to the applicable Board Resolution and (subject to Section 3.3) set forth in the applicable Officer’s Certificate, or in any Supplemental Indenture hereto, delivered as contemplated by Section 3.1, at the option of the Holder, Bearer Notes of any Series may be exchanged for Registered Notes of the same Series of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Bearer Notes to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Note is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Notes are accompanied by payment in funds acceptable to the Issuers in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Issuers and the Trustee or Trustees if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Note shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case a Bearer Note of any Series is surrendered at any such office or agency in a permitted exchange for a Registered Note of the same Series and like tenor after the close of business at such office or agency on (i)  any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Note shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Note issued in exchange for such Bearer Note, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(g)                                  Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee or Trustees shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

(h)                                 Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.1, any permanent Global Note shall be exchangeable only as provided in this paragraph.  If any beneficial owner of an interest in a permanent Global Note is entitled to exchange such interest for Notes of such Series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3.1 and provided that any applicable notice provided in the permanent Global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Issuers shall deliver to the Trustee or Trustees definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Note, executed by the Issuers.  On or after the earliest date on which such interests may be so exchanged, such permanent Global Note shall be surrendered by the Depository to the Trustee or Trustees, as the Issuers’ agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Notes without charge, and the Trustee or Trustees shall authenticate and deliver, in exchange for each portion of such permanent Global Note, an equal aggregate principal amount of definitive Notes of the same Series of authorized denominations and of like tenor as the portion of such permanent Global Note to be exchanged which, unless the Notes of the Series are not issuable both as Bearer Notes and as Registered Notes, as specified as contemplated by Section 3.1, shall be in the form of Bearer Notes or Registered Notes, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending on the relevant Redemption Date if the Note for which exchange is requested may be among those selected for redemption; and provided, further, that no Bearer Note delivered in exchange for a portion of a permanent Global Note shall be mailed or otherwise delivered to any location in the United States.  If a Registered Note is issued in exchange for any portion of a permanent Global Note after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Note is payable in accordance with the provisions of this Indenture.

(i)                                     If at any time the Depository of a Series notifies the Issuers that it is unwilling, unable or no longer qualifies to continue as Depository of such Series or if at any time, in respect of U.S. Dollar Notes, the Depository for such Series shall no longer be registered or in good standing under the U.S. Exchange Act or other applicable statute or regulation, the Issuers shall appoint a successor depository with respect to the Notes for such Series.  If a successor to the Depository is not appointed by the Issuers within 90 days after the Issuers receive such notice or become aware of such condition, as the case may be, the Issuers’ election pursuant to Section 3.1 shall no longer be effective with respect to the Notes for such Series and the Issuers will execute, and the Trustee or Trustees, upon receipt of an Issuers Order for the authentication and delivery of definitive Notes of such Series, will authenticate and deliver Notes of such Series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Series in exchange for such Global Note or Notes.

(j)                                    The Issuers may at any time and in their sole discretion determine that the Notes of any Series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes.  In such event the Issuers will execute, and the Trustee or Trustees, upon receipt of an Issuers Order for the authentication and delivery of definitive Notes of such Series, will authenticate and deliver Notes of such Series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such Series in exchange for such Global Note or Notes.

(k)                                 Upon the exchange of a Global Note for Notes in definitive registered form, such Global Note shall be cancelled by the Trustee or Trustees. Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or Trustees in writing.  The Trustee or Trustees shall deliver such Notes to the persons in whose names such Notes are so registered.

(l)                                     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(m)                             Every Registered Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuers or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Issuers and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(n)                                 No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.4, Section 9.6, Section 11.7 or 13.5 not involving any transfer.

(o)                                 The Issuers shall not be required (i) to issue, register the transfer of or exchange Notes of any Series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes of that Series under Section 11.3 or 12.3 and ending at the close of business on (A) if Notes of the Series are issuable only as Registered Notes, the day of the mailing of the relevant notice of redemption and (B) if Notes of the Series are issuable as Bearer Notes, the day of the first publication of the relevant notice of redemption or, if Notes of the Series are also issuable as Registered Notes and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to exchange any Bearer Note so selected for redemption except that such a Bearer Note may be exchanged for a Registered Note of that Series and like tenor; provided that such Registered Note shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

3.6                               Mutilated, Destroyed, Lost and Stolen Notes

(a)                                 If any mutilated Note or a Note with a mutilated coupon appertaining to it is surrendered to the Trustee or Trustees, the Issuers shall execute and the Trustee or Trustees shall authenticate and deliver in exchange therefor a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Note, or, in case any such mutilated Note or coupon has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, with coupons corresponding to the coupons, if any, appertaining to the surrendered Note, pay such Note or coupon.

(b)                                 If there shall be delivered to the Issuers and to the Trustee or Trustees (i) evidence to such Trustee’s or Trustees’ satisfaction of the destruction, loss or theft of any Note or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Issuers or the Trustee or Trustees that such Note or coupon has been acquired by a bona fide purchaser (as defined under the Canada Business Corporations Act) or a protected purchaser (as defined in Article 8 of the Uniform Commercial Code), as applicable, the Issuers shall execute and upon receipt of the Issuers Order the Trustee or Trustees shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for the Note for which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Note of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Note or to the Note to which such destroyed, lost or stolen coupon appertains.

(c)                                  Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note or coupon has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, with coupons corresponding to the coupons, if any, appertaining to such mutilated, destroyed, lost or stolen Note or to the Note to which such mutilated, destroyed, lost or stolen coupon appertains, pay such Note or coupon; provided, however, that payment of principal of (and premium, if any) and interest, if any, on Bearer Notes shall, except as otherwise provided in Section 10.2, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.1, any interest on Bearer Notes shall be payable only upon presentation and surrender of the coupons appertaining thereto.

(d)                                 Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or Trustees) connected therewith.

(e)                                  Every new Note of any Series with its coupons, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note or in exchange for a Note to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Issuers, whether or not the mutilated, destroyed, lost or stolen Note and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that Series and their coupons, if any, duly issued hereunder.

(f)                                   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or coupons.

3.7                               Payment of Interest; Interest Rights Preserved; Optional Interest Reset

(a)                                 Unless otherwise provided as contemplated by Section 3.1 with respect to any Series of Notes, interest, if any, on any Registered Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuers maintained for such purpose pursuant to Section 10.2; provided, however, that each installment of interest, if any, on any Registered Note may at the Issuers’ option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.9, to the address of such Person as it appears on the Note Register or (ii) wire transfer to an account located in the United States or Canada maintained by the payee.

(b)                                 Unless otherwise provided as contemplated by Section 3.1 with respect to the Notes of any Series, payment of interest, if any, may be made, in the case of a Bearer Note, by transfer to an account located outside the United States maintained by the payee.

(c)                                  Unless otherwise provided as contemplated by Section 3.1, every permanent Global Note will provide that interest, if any, payable on any Interest Payment Date will be paid to the Depository on behalf of the beneficial owners with respect to that portion of such permanent Global Note held for their account by the Depository, for the purpose of permitting the Depository to credit the interest, if any, received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

(d)                                 Any interest on any Registered Note of any Series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes of such Series (such defaulted interest and, if applicable, interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuers, at their election in each case, as provided in clause (1) or (2) below:

(1)                                 The Issuers may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Notes of such Series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee or Trustees in writing of the amount of Defaulted Interest proposed to be paid on each Registered Note of such Series and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee or Trustees an amount of money in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee or Trustees for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee or Trustees shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee or Trustees of the notice of the proposed payment.  The Trustee or Trustees shall promptly notify the Issuers of such Special Record Date and, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in Section 1.6, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes of such Series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                 The Issuers may make payment of any Defaulted Interest on the Registered Notes of any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee or Trustees of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee or Trustees.

(e)                                  The provisions of this Section 3.7(e) may be made applicable to any Series of Notes pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1).  The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Note of such Series may be reset by the Issuers on the date or dates specified on the face of such Note (each an “Optional Reset Date”).  The Issuers may exercise such option with respect to such Note by notifying the Trustee or Trustees of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Note, which notice shall set forth the specific information to be contained in the Reset Notice (as defined below).  Not later than 40 days prior to each Optional Reset Date, the Trustee or Trustees shall transmit, in the manner provided for in Section 1.6, to the Holder of any such Note a notice (the “Reset Notice”) indicating whether the Issuers have elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) or method of determining such rate (or spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Issuers may, at their option, revoke the interest rate (or spread or spread multiplier used to calculate such interest rate, if applicable) or method of determining such interest rate (or spread or spread multiplier, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) or method of determining such interest rate (or spread or spread multiplier, if applicable) that is higher than the interest rate (or spread or spread multiplier, if applicable) or method of determining such interest rate (or spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee or Trustees to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) or method of determining such interest rate (or spread or spread multiplier, if applicable) to the Holder of such Note.  Such notice shall be irrevocable.  All Notes with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Notes have not tendered such Notes for repayment (or have validly revoked any such tender) pursuant to the next succeeding paragraph, will bear such higher interest rate (or such higher spread or spread multiplier, if applicable).

The Holder of any such Note will have the option to elect repayment by the Issuers of the principal of such Note on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date.  In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article 13 for repayment at the option of Holders except that the period for delivery or notification to the Trustee or Trustees shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Note for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee or Trustees, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date.

(f)                                   Subject to the foregoing provisions of this Section and Section 3.5, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

3.8                               Optional Extension of Stated Maturity

(a)                                 The provisions of this Section 3.8 may be made applicable to any Series of Notes pursuant to Section 3.1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3.1).  The Stated Maturity of any Note of such Series may be extended at the option of the Issuers for the period or periods specified on the face of such Note (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Note.  The Issuers may exercise such option with respect to any Note by notifying the Trustee or Trustees of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the “Original Stated Maturity”), which notice shall set forth the specific information to be contained in the Extension Notice (as defined below).  If the Issuers exercise such option, the Trustee or Trustees shall transmit, in the manner provided for in Section 1.6, to the Holder of such Note not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Issuers to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period.  Upon the Trustee’s or Trustees’ transmittal of the

Extension Notice, the Stated Maturity of such Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the transmittal of such Extension Notice.

(b)                                 Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Note, the Issuers may, at their option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee or Trustees to transmit, in the manner provided for in Section 1.6, notice of such higher interest rate to the Holder of such Note.  Such notice shall be irrevocable.  All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate.

(c)                                  If the Issuers extend the Maturity of any Note, the Holder will have the option to elect repayment of such Note by the Issuers on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date.  In order to obtain repayment on the Original Stated Maturity once the Issuers have extended the Maturity thereof, the Holder must follow the procedures set forth in Article 13 for repayment at the option of Holders, except that the period for delivery or notification to the Trustee or Trustees shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Note for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee or Trustees revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity.

3.9                               Persons Deemed Owners

(a)                                 Prior to due presentment of a Registered Note for registration of transfer, the Issuers, the Trustee or Trustees and any agent of the Issuers or the Trustee or Trustees may treat the Person in whose name such Registered Note is registered as the owner of such Registered Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.5 and 3.7) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuers, the Trustee or Trustees or any agent of the Issuers or the Trustee or Trustees shall be affected by notice to the contrary.

(b)                                 Title to any Bearer Note and any coupons appertaining thereto shall pass by delivery.  The Issuers, the Trustee or Trustees and any agent of the Issuers or the Trustee or Trustees may treat the bearer of any Bearer Note and the bearer of any coupon as the absolute owner of such Note or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note or coupons be overdue, and none of the Issuers, the Trustee or Trustees or any agent of the Issuers or the Trustee or Trustees shall be affected by notice to the contrary.

(c)                                  None of the Issuers, the Trustee or Trustees, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)                                 Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuers, the Trustee or Trustees, or any agent of the Issuers or the Trustee or Trustees, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such Global Note or impair, as between such depository and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such Global Note.

3.10                        Cancellation

All Notes and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or for credit against any current or future sinking fund payment shall, if surrendered to any Person other than the Trustee or Trustees, be delivered to the Trustee or Trustees.  All Notes and coupons so delivered to the Trustee or Trustees shall be promptly cancelled by it.  The Issuers may at any time deliver to the Trustee or Trustees for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee or Trustees (or to any other Person for delivery to the Trustee or Trustees) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee or Trustees.  If the Issuers shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee or Trustees for cancellation.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee or Trustees shall be disposed of by the Trustee or Trustees in accordance with such Trustee’s or Trustees’ customary procedures and certification of their disposal delivered to the Issuers upon their written request therefor unless by Issuers Order the Issuers shall direct that cancelled Notes be returned to them.

3.11                        Computation of Interest

Except as otherwise specified as contemplated by Section 3.1 with respect to any Notes, interest, if any, on the Notes of each Series shall be computed on the basis of a 365-day year or 366-day year, as applicable.

3.12                        Currency and Manner of Payments in Respect of Notes

(a)                                 With respect to Registered Notes of any Series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, and with respect to Bearer Notes of any Series, except as provided in paragraph (d) below, payment of the principal of (and premium, if any) and interest, if any, on any Registered or Bearer Note of such Series will be made in the Currency in which such Registered Note or Bearer Note, as the case may be, is payable.  The provisions of this Section 3.12 may be modified or superseded with respect to any Notes pursuant to Section 3.1.

(b)                                 It may be provided pursuant to Section 3.1 with respect to Registered Notes of any Series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Registered Notes in any of the Currencies which may be designated for such election by delivering to the Trustee or Trustees a written election with signature guarantees and in the applicable form established pursuant to Section 3.1, not later than the close of business on the Election Date immediately preceding the applicable payment date.  If a Holder so elects to receive such payments in any such Currency, such election will remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee or Trustees (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Registered Note of such Series with respect to which an Event of Default has occurred or with respect to which the Issuers have deposited funds pursuant to Article 4 or Article 14 or with respect to which a notice of redemption has been given by the Issuers or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Registered Note who shall not have delivered any such election to the Trustee or Trustees not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 3.12(a).  In no case may a Holder of Notes of any Series elect to receive payments in any Currency as described in this Section 3.12(b) following a deposit of funds with respect to the Notes of such Series as described in Section 4.1(a)(2).  The Trustee or Trustees shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Registered Notes for which Holders have made such written election.

(c)                                  Unless otherwise specified pursuant to Section 3.1, if the election referred to in paragraph (b) above has been provided for pursuant to Section 3.1, then, unless otherwise specified pursuant to Section 3.1, not later than the fourth Business Day after the Election Date for each payment date for Registered Notes of any Series, the Exchange Rate Agent will deliver to the Issuers a written notice specifying, in the Currency in which Registered Notes of such Series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Registered Notes to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Registered Notes as to which the Holders of Registered Notes of such Series shall have elected to be paid in another Currency as provided in paragraph (b) above.  If the election referred to in paragraph (b) above has been provided for pursuant to Section 3.1 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 3.1, on the second Business Day preceding such payment date the Issuers will deliver to the Trustee or Trustees for such Series of Registered Notes an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date.  Unless otherwise specified pursuant to Section 3.1, the Dollar or Foreign Currency amount receivable by Holders of Registered Notes who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Issuers on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)                                 If a Conversion Event occurs with respect to a Foreign Currency in which any of the Notes are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then with respect to each date for the payment of principal of

(and premium, if any) and interest, if any, on the applicable Notes denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date.  Unless otherwise specified pursuant to Section 3.1, the Dollar amount to be paid by the Issuers to the Trustee or Trustees and by the Trustee or Trustees or any Paying Agent to the Holders of such Notes with respect to such payment date shall be, in the case of a Foreign Currency, the Dollar Equivalent of the Foreign Currency as determined by the Exchange Rate Agent in the manner provided in paragraph (f) below.

(e)                                  Unless otherwise specified pursuant to Section 3.1, if the Holder of a Registered Note denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)                                   The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)                                  For purposes of this Section 3.12 the following term shall have the following meaning:

“Election Date” shall mean the date for any Series of Registered Notes as specified pursuant to clause (19) of Section 3.1(b) by which the written election referred to in paragraph (b) above may be made.

(h)                                 All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuers, the Trustee or Trustees and all Holders of such Notes denominated or payable in the relevant Currency.  The Exchange Rate Agent shall promptly give written notice to the Issuers and the Trustee or Trustees of any such decision or determination.

(i)                                     In the event that the Issuers determine in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Issuers will immediately give written notice thereof to the Trustee or Trustees and to the Exchange Rate Agent (and the Trustee or Trustees will promptly thereafter give notice in the manner provided for in Section 1.6 to the affected Holders) specifying the Conversion Date.

(j)                                    The Trustee or Trustees shall be fully justified and protected in relying and acting upon information received by it from the Issuers and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Issuers or the Exchange Rate Agent.

3.13                        Appointment and Resignation of Successor Exchange Rate Agent

(a)                                 Unless otherwise specified pursuant to Section 3.1, if and so long as the Notes of any Series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Issuers will maintain with respect to each such Series of Notes, or as so required, at least one Exchange Rate Agent.  The Issuers will cause the Exchange Rate Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3.1 for the purpose of determining the applicable rate of exchange and, if applicable, for the purpose of converting the issued Currency into the applicable payment Currency for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 3.12.

(b)                                 No resignation of the Exchange Rate Agent and no appointment of a successor Exchange Rate Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Exchange Rate Agent as evidenced by a written instrument delivered to the Issuers and the Trustee or Trustees accepting such appointment executed by the successor Exchange Rate Agent.

(c)                                  If the Exchange Rate Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Exchange Rate Agent for any cause with respect to the Notes of one or more Series, the Issuers, by or pursuant to a Board Resolution, shall promptly appoint a successor Exchange Rate Agent or Exchange Rate Agents with respect to the Notes of that or those Series (it being understood that any such successor Exchange Rate Agent may be appointed with respect to the Notes of one or more or all of such Series and that, unless otherwise specified pursuant to Section 3.1, at any time there shall only be one Exchange Rate Agent with respect to the Notes of any particular Series that are originally issued by the Issuers on the same date and that are initially denominated and/or payable in the same Currency).

3.14                        CUSIP Numbers

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee or Trustees shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes,  and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee or Trustees in writing of any change in the “CUSIP” numbers.

ARTICLE 4
SATISFACTION AND DISCHARGE

4.1                               Satisfaction and Discharge of Indenture

(a)                                 This Indenture shall upon Issuers Request cease to be of further effect with respect to any Series of Notes specified in such Issuers Request (except as to any surviving rights of registration of transfer or exchange of Notes of such Series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Section 10.5) and the Trustee or Trustees, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Series when

(1)                                 either

(A)                               all Notes of such Series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Notes surrendered for exchange for Registered Notes and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.5, (ii) Notes and coupons of such Series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) coupons appertaining to Notes called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.6, and (iv) Notes and coupons of such Series for whose payment money has theretofore been deposited in trust with the Trustee or Trustees or any Paying Agent or segregated and held in trust by the Issuers and thereafter repaid to the Issuers, as provided in Section 10.3) have been delivered to the Trustee or Trustees for cancellation; or

(B)                               all Notes of such Series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee or Trustees for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or

(iii)                               if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee or Trustees for the giving of notice of redemption by the Trustee or Trustees in the name, and at the expense, of the Issuers, and the Issuers, in the case of (i), (ii) or (iii) above, have irrevocably deposited or caused to be deposited with the Trustee or Trustees as trust funds in trust for such purpose an amount in the Currency in which the Notes of such Series are payable, sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee or Trustees for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                 the Issuers have paid or caused to be paid all other sums payable with respect to the Notes of such Series hereunder by the Issuers; and

(3)                                 the Issuers have delivered to the Trustee or Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such Series have been complied with.

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers to the Trustee or Trustees under Section 6.6, the obligations of the Trustee or Trustees to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee or Trustees pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee or Trustees under Section 4.2 and the last paragraph of Section 10.3 shall survive.

4.2                               Application of Trust Money

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee or Trustees pursuant to Section 4.1 shall be held in trust and applied by such Trustee or Trustees, in accordance with the provisions of the Notes, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee or Trustees may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee or Trustees; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE 5
REMEDIES

5.1                               Events of Default

“Event of Default”, wherever used herein with respect to Notes of any Series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                 default in the payment of any installment of principal of (or premium, if any, on) any Note of that Series or any interest due on any Note of that Series, or any related coupon, when such installment of principal (or premium), interest or coupon becomes due and payable, and continuance of such default for a period of 30 consecutive days; or

(2)                                 default in the payment of the principal of (or premium, if any, on) any Note of that Series at the Maturity of such Note; or

(3)                                 default in the deposit of any sinking fund or analogous payment when due by the terms of any Note of that Series and Article 12; or

(4)                                 default in the performance, or breach, of any covenant or agreement of any Issuer in this Indenture (other than those covenants or agreements whose default or breach is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Issuers by the Trustee or Trustees or to the Issuers and the Trustee or Trustees by the Holders of at least 25% in principal amount of all Outstanding Notes of that Series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                 the failure by the Issuers to perform or comply with Article 8 of this Indenture; or

(6)                                 the entry of a decree or order by a court having jurisdiction in the premises adjudging any Issuer or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Issuer or any Guarantor under applicable law relating to bankruptcy, insolvency or relief of debtors, or any other analogous bankruptcy or insolvency laws in the jurisdiction of formation or incorporation of the applicable Issuer or Guarantor, or the issuance of a sequestration order or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any Issuer or any Guarantor or in receipt of any substantial part of the property of any Issuer or any Guarantor, and any such decree, order or appointment continues unstayed and in effect for a period of 90 consecutive days; or

(7)                                 the institution by any Issuer or any Guarantor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief from creditors in respect of it or its property under applicable law relating to bankruptcy, insolvency or relief of debtors, or any other analogous bankruptcy or insolvency laws in the jurisdiction of formation or incorporation of the applicable Issuer or Guarantor, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any Issuer or any Guarantor or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the petition or application to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking by it of corporate action in furtherance of any of the aforesaid purposes; or

(8)                                 a resolution is passed for the winding up or liquidation of (i) any one of the Issuers, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Article 8 are observed and performed, or (ii) any Guarantor, except in the course of carrying out or pursuant to a transaction in respect of which the conditions of a Successor Transaction (as defined in the applicable Guarantee) are observed and performed; or

(9)                                 any other Event of Default provided with respect to Notes of that Series; or

(10)                          the occurrence of any “Event of Default” under any Guarantee while it is outstanding (as that term is defined in such Guarantee).

5.2                               Notice of Defaults

(a)                                 If more than one Trustee is appointed, each Trustee shall, promptly after it has received notice of the occurrence of any Event of Default, give the other Trustee(s) notice of such Event of Default.

(b)                                 If an Event of Default with respect to the Notes of any Series shall occur and be continuing, the Trustee or Trustees shall, within 30 days after the Trustee or Trustees become aware of the occurrence of such Event of Default, give notice of such Event of Default to the Holders of that Series, and may, notwithstanding that no Default has occurred with respect to the Notes of any other Series, give notice to the Holders of the Notes of such other Series in the manner and to the extent provided in Trust Indenture Act, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, if any, on any Note of such Series or in the payment of any sinking fund installment with respect to Notes of such Series, the Trustee or Trustees shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of trustees and/or Responsible Officers of the Trustee or Trustees in good faith determine that the Issuers have made provisions to cure the same or withholding of such notice is in the best interest of the Holders of such Series and any related coupons; and provided further that in the case of any Default of the character specified in Section 5.1(4) with respect to Notes of such Series, no such notice to Holders shall be given until at least 30 days after the expiry of the 60 day period referred to in Section 5.1(4).

(c)                                  If notice of an Event of Default has been given to Holders of any Series of Notes and the Default to which such Event of Default relates is thereafter remedied or cured prior to the acceleration of the indebtedness of the Issuers hereunder pursuant to Section 5.3, notice that such Event of Default is no longer continuing with respect to such Series shall be given by the Trustee or Trustees to the Persons to whom notice of such Event of Default was given pursuant to this Section, such notice to be given within a reasonable time, not to exceed 30 days, after the Trustee or Trustees become aware that such Default has been remedied or cured during such period of time.

5.3                               Acceleration of Maturity; Rescission and Annulment

(a)                                 If an Event of Default described in clause (1), (2), (3), (4) or (9) of Section 5.1 with respect to Notes of any Series at the time Outstanding occurs and is continuing, then in every such case the Trustee or Trustees, acting on written direction of Holders of not less than 25% in principal amount of the Outstanding Notes of that Series may declare the principal amount (or, if the Notes of that Series are Original Issue Discount Notes or Indexed Notes, such portion of the principal amount as may be specified in the terms of that Series) of all of the Notes of that Series to be due and payable immediately, by a notice in writing to the Issuers (and to the

Trustee or Trustees if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.  If an Event of Default described in clause (6) or (7) of Section 5.1 occurs and is continuing, then in every such case the Trustee or Trustees, acting on written direction of Holders of not less than 25% in principal amount of all the Notes then Outstanding may declare the principal amount (or, if any such Notes are Original Issue Discount Notes or Indexed Notes, such portion of the principal amount as may be specified in the terms of that Series) of all of the Outstanding Notes to be due and payable immediately, by a notice in writing to the Issuers (and to the Trustee or Trustees if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

(b)                                 Notwithstanding anything to the contrary in Section 5.3(a), the sole remedy for any breach of the obligations of the Issuers under this Indenture (including without limitation under Section 7.3) to file periodic or other reports (including pursuant to section 314(a)(1) of the Trust Indenture Act) shall, except as provided in the final sentence of this Section 5.3(b) be the payment of liquidated damages in the form of additional interest, and Holders of any Series of Notes will not have any right hereunder to accelerate the maturity of such Notes as a result of any such breach.  If a breach of the obligations under this Indenture to file periodic or other reports (including pursuant to Section 314(a)(1) of the Trust Indenture Act) continues for 60 days after notice thereof is given in accordance with Section 5.3(a), the Issuers will pay additional interest to all Holders of Notes of a Series at a rate per annum to be specified pursuant to Section 3.1 for the Notes of such Series.  Following the expiration of a time period to be specified pursuant to Section 3.1 for the Notes of such Series, such additional interest will cease to accrue, and the Notes will be subject to acceleration as provided above if the Event of Default is continuing.

(c)                                  At any time after such a declaration of acceleration with respect to Notes of any Series (or of all Series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee or Trustees as hereinafter provided in this Article, the Holders of a majority in principal amount of the Outstanding Notes of that Series (or of all Series, as the case may be), by written notice to the Issuers and the Trustee or Trustees, may rescind and annul such declaration and its consequences if:

(1)                                 the Issuers have paid or deposited with the Trustee or Trustees a sum sufficient to pay in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)),

(A)                               all overdue interest, if any, on all Outstanding Notes of that Series (or of all Series, as the case may be) and any related coupons,

(B)                               all unpaid principal of (and premium, if any, on) any Outstanding Notes of that Series (or of all Series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,

(C)                               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes, and

(D)                               all sums paid or advanced by the Trustee or Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee or Trustees, and such Trustee’s or Trustees’ agents and counsel; and

(2)                                 all Events of Default with respect to Notes of that Series (or of all Series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes of that Series (or of all Series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.14.

(d)                                 No such rescission shall affect any subsequent default or impair any right consequent thereon.

5.4                               Collection of Debt and Suits for Enforcement by Trustee

(a)                                 The Issuers covenant that if

(1)                                 default is made in the payment of any installment of principal of (or premium, if any, on) of any Note or interest on any Note and any related coupon when such installment of principal (or premium) or interest becomes due and payable and such default continues for a period of 30 consecutive days, or

(2)                                 default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity of such Note,

then the Issuers will, upon demand of the Trustee or Trustees, pay to the Trustee or Trustees for the benefit of the Holders of such Notes and coupons, the whole amount then due and payable on such Notes and coupons for principal (and premium, if any) and interest, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee or Trustees, and such Trustee’s or Trustees’ agents and counsel.

(b)                                 If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee or Trustees, upon receipt of a notice in writing to the Trustee or Trustees by the Holders of not less than 25% in principal amount of the Outstanding Notes of that Series and upon being sufficiently indemnified to such Trustee’s or Trustees’ reasonable satisfaction against all costs, expenses and liabilities to be incurred, may, in their name as Trustee or Trustees hereunder institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon such Notes, wherever situated.

(c)                                  If an Event of Default with respect to Notes of any Series (or of all Series, as the case may be) occurs and is continuing, the Trustee or Trustees may in such Trustee’s or Trustees’ discretion proceed to protect and enforce such Trustee’s or Trustees’ rights and the rights of the Holders of Notes of such Series (or of all Series, as the case may be) by such appropriate judicial proceedings as the Trustee or Trustees shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

5.5                               Trustee May File Proofs of Claim

(a)                                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers, Guarantors or any other obligor upon the Notes or the property of the Issuers, Guarantors or of such other obligor or their creditors, the Trustee or Trustees (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee or Trustees shall have made any demand on the Issuers for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)                                 to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any Series of Original Issue Discount Notes or Indexed Notes as may be specified in the terms of such Series, and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or Trustees, and such Trustee’s or Trustees’ agents and counsel) and of the Holders allowed in such judicial proceeding, and

(2)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or Trustees and, in the event that the Trustee or Trustees shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Trustees any amount due to such Trustee or Trustees for the reasonable compensation, expenses, disbursements and advances of the Trustee or Trustees, and such Trustee’s or Trustees’ agents and counsel, and any other amounts due the Trustee or Trustees under Section 6.6.

(b)                                 Nothing herein contained shall be deemed to authorize the Trustee or Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee or Trustees to vote in respect of the claim of any Holder in any such proceeding except as aforesaid, for the electing of a Trustee or Trustees in bankruptcy or other person performing similar functions.

5.6                               Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or with respect to the Notes or coupons may be prosecuted and enforced by the Trustee or Trustees without the possession of any of the Notes or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee or Trustees shall be brought in such Trustee’s or Trustees’ own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee or Trustees, and such Trustee’s or Trustees’ agents and counsel, be for the ratable benefit of the Holders of the Notes and coupons in respect of which such judgment has been recovered.

5.7                               Application of Money Collected

Any money collected by the Trustee or Trustees pursuant to this Article with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee or Trustees and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  To the payment of all amounts due the Trustee or Trustees under Section 6.6;

Second:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Notes and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes and coupons for principal (and premium, if any) and interest, if any, respectively; and

Third:  The balance, if any, to the Issuers or as directed in writing by a court of competent jurisdiction.

5.8                               Limitation on Suits

No Holder of any Note of any Series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                 an Event of Default with respect to that Series shall have occurred and be continuing and such Holder has previously given written notice to the Trustee or Trustees of a continuing Event of Default with respect to the Notes of that Series;

(2)                                 the Holders of not less than 25% in principal amount of the Outstanding Notes of that Series in the case of any Event of Default described in clause (1), (2), (3), (4) or (9) of Section 5.1, or, in the case of any Event of Default described in clause (6) or (7) of Section 5.1, the Holders of not less than 25% in principal amount of all Outstanding Notes, shall have made written request to the Trustee or Trustees to institute proceedings in respect of such Event of Default in such Trustee’s or Trustees’ own name as Trustee or Trustees hereunder;

(3)                                 such Holder or Holders have offered to the Trustee or Trustees indemnity satisfactory to such Trustee’s or Trustees’ against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                 the Trustee or Trustees for 60 days after such Trustee’s or Trustees’ receipt of such notice, request and offer of indemnity, have failed to institute any such proceeding; and

(5)                                 no direction inconsistent with such written request has been given to the Trustee or Trustees during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes of that Series in the case of any Event of Default described in clause (1), (2), (3), (4) or (9) of Section 5.1, or, in the case of any Event of Default described in clause (6) or (7) of Section 5.1, by the Holders of a majority or more in principal amount of all Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Series, in the case of any Event of Default described in clause (1), (2), (3), (4) or (9) of Section 5.1, or of Holders of all Notes in the case of any Event of Default described in clause (6) or (7) of Section 5.1, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes of the same Series, in the case of any Event of Default described in clause (1), (2), (3), (4) or (9) of Section 5.1, or of Holders of all Notes in the case of any Event of Default described in clause (6) or (7) of Section 5.1.

5.9                               Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article 14) and in such Note, of the principal of (and premium, if any) and (subject to Section 3.7) interest, if any, on such Note or payment of such coupon on the respective Stated Maturities expressed in such Note or coupon (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

5.10                        Restoration of Rights and Remedies

If any of the Trustee or Trustees or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or Trustees or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee or Trustees and the Holders of Notes and coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the

Trustee or Trustees and the Holders shall continue as though no such proceeding had been instituted.

5.11                        Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes or coupons in the last paragraph of Section 3.6, subject to Section 5.8, no right or remedy herein conferred upon or reserved to the Trustee or Trustees or to the Holders of Notes or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.12                        Delay or Omission Not Waiver

No delay or omission of the Trustee or Trustees or of any Holder of any Note of any Series or coupon to exercise any right or remedy accruing upon any Event of Default with respect to the Notes of such Series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Indenture or by law to the Trustee or Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or Trustees or by the Holders, as the case may be.

5.13                        Control by Holders

With respect to the Notes of any Series, the Holders of not less than a majority in principal amount of the Outstanding Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Trustees, or exercising any trust or power conferred on the Trustee or Trustees, relating to or arising under clause (1), (2), (3), (4) or (9) of Section 5.1, and, with respect to all Notes, the Holders of not less than a majority in principal amount of all Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Trustees, or exercising any trust or power conferred on the Trustee or Trustees, not relating to or arising under clause (1), (2), (3), (4) or (9) of Section 5.1, provided that in each case

(1)                                 such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                 the Trustee or Trustees may take any other action deemed proper by the Trustee or Trustees which is not inconsistent with such direction, and

(3)                                 the Trustee or Trustees need not take any action which might involve such Trustee or Trustees in personal liability or be unjustly prejudicial to the Holders of Notes of such Series not taking part in such direction.

5.14                        Waiver of Past Defaults

(a)                                 Subject to Section 5.3, the Holders of not less than a majority in principal amount of the Outstanding Notes of any Series may on behalf of the Holders of all the Notes of such Series waive any past default described in clause (1), (2), (3), (4) or (9) of Section 5.1 (or, in the case of a default described in clause (6) or (7) of Section 5.1, the Holders of not less than a majority in principal amount of all Outstanding Notes may waive any such past default), and its consequences, except

(1)                                 a waiver that has the effect of forgiving any payment of the principal of (or premium, if any) or interest, if any, on any Note or any related coupon, or

(2)                                 a default in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Note of such Series affected.

(b)                                 Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

5.15                        Waiver of Stay or Extension Laws

The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee or Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6
THE TRUSTEES

6.1                               Corporate Trustee Required Eligibility

(a)                                 There shall be at all times a Canadian Trustee under this Indenture.  The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein and, together with its parent, shall have a combined capital and surplus of at least $15,000,000.  If at any time the Canadian Trustee shall cease to be eligible in accordance with this Article 6, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

(b)                                 The U.S. Trustee, if any, hereunder shall at all times satisfy the requirements of Sections 310(a)(1), 310(a)(2), 310(a)(5), 310(b) and 311(a) (excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act) of the Trust Indenture Act and, together with its parent, shall have a combined capital and surplus of at least U.S.$100,000,000 and have its Corporate Trust Office in New York City to the extent there is such an institution eligible and willing to serve.  If such U.S. Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of U.S. federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.1 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section 6.1, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

6.2                               Certain Duties, Rights and Responsibilities of Trustee

(a)                                 The Trustee or Trustees shall undertake to perform such duties and only such duties, as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee or Trustees.

(b)                                 In the exercise of the rights, powers, and duties prescribed or conferred by the terms hereunder, the Trustee or Trustees shall act honestly and in good faith with a view to the best interests of the Holders and exercise that degree of care, diligence and skill of a reasonably prudent trustee acting in such capacity.

(c)                                  In the absence of negligence or willful misconduct on the part of the Trustee or Trustees, the Trustee or Trustees may conclusively rely and act, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or Trustees and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee or Trustees, the Trustee or Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(d)                                 No provision of this Indenture shall be construed to relieve the Trustee or Trustees from liability for such Trustee’s or Trustees’ own negligent action, such Trustee’s or Trustees’ own negligent failure to act, or such Trustee’s or Trustees’ own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of Section 6.2(a), (b) or (c);

(ii)                                  the Trustee or Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee or Trustees, unless it shall be proved that such Trustee was or such Trustees were negligent in ascertaining the pertinent facts;

(iii)                               the Trustee or Trustees shall not be liable with respect to any action taken or omitted to be taken by such Trustee or Trustees in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or Trustees, or exercising any trust or power conferred upon the Trustee or Trustees under this Indenture; and

(iv)                              no provision contained in this Indenture shall require the Trustee or Trustees to expend or risk such Trustee’s or Trustees’ own funds or otherwise incur any financial liability in the performance of any of such Trustee’s or Trustees’ duties or in the exercise of any of such Trustee’s or Trustees’ rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to Trustee or Trustee under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

(e)                                  No provision of this Indenture shall be construed to relieve the Trustee or Trustees from such Trustee’s or Trustees’ duties, except to the extent permitted by Trust Indenture Act and provided that:

(i)                                     any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuers Request or Issuers Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution;

(ii)                                  whenever in the administration of this Indenture the Trustee or Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee or Trustees (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on such Trustee’s or Trustees’ part, rely upon an Officer’s Certificate;

(iii)                               the Trustee or Trustees may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by such Trustee or Trustees hereunder in good faith and in reliance thereon;

(iv)                              subject to Section 6.2(c), the Trustee or Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee or Trustees, in such Trustee’s or Trustees’ discretion, may make such further inquiry or investigation into such facts or matters as such Trustee or Trustees may see fit, and, if the Trustee or Trustees shall determine to make such further inquiry or investigation, such Trustee or Trustees shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the expense of the Issuers and shall incur no liability of any kind by reason of such inquiry or investigation;

(v)                                 the Trustee or Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee or Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by such Trustee or Trustees hereunder;

(vi)                              the Trustee or Trustees shall not be liable for any action taken, suffered or omitted by such Trustee or Trustees in good faith and believed by such Trustee or Trustees to be authorized or within the discretion or rights or powers conferred upon such Trustee or Trustee by this Indenture;

(vii)                           the Trustee or Trustees will disburse monies according to this Indenture only to the extent that monies have been deposited with such Trustee or Trustees;

(viii)                        in the event that Bearer Notes are issued, the Trustee or Trustees, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Holders at whose instance such Trustee is or Trustees are acting to deposit with such Trustee or Trustees Bearer Notes held by such Holders, for which the Trustee or Trustees shall issue receipts;

(ix)                              the Trustee or Trustees may, in the absence of such Trustee’s or Trustees’ willful misconduct, conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by such Trustee or Trustees to be genuine and to have been signed or presented by the proper party or parties;

(x)                                 the Trustee or Trustees shall be under no obligation to exercise any of the rights or powers vested in such Trustee or Trustees by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee or Trustees security or indemnity satisfactory to the Trustee or Trustees against the costs, expenses and liabilities which might be incurred by such Trustee or Trustees in compliance with such request or direction;

(xi)                              in no event shall the Trustee or Trustees be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee was or Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action;

(xii)                           the Trustee or Trustees shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee or Trustees has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee or Trustees at the Corporate

Trust Office of the Trustee or Trustees, and such notice references the Notes and this Indenture; and

(xiii)                        the rights, privileges, protections, immunities and benefits given to the Trustee or Trustees, including, without limitation, such Trustee’s or Trustees’ right to be indemnified, are extended to, and shall be enforceable by, the Trustee or Trustees in each of such Trustee’s or Trustees’ capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(f)                                   Whether or not therein and expressly so provided, except to the extent expressly provided herein to the contrary, every provision of this Indenture relating to the conduct or effecting the liability or affording protection to the Trustee or Trustees shall be subject to the provisions of this Section 6.2.

6.3                               Trustee Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except for the Trustee’s or Trustees’ certificates of authentication, and in any coupons shall be taken as the statements of the Issuers, and neither the Trustee or Trustees nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee or Trustees make no representations as to the validity or sufficiency of this Indenture or of the Notes or coupons, except that the Trustee or Trustees represent that such Trustee or Trustees are duly authorized to execute and deliver this Indenture, authenticate the Notes and perform such Trustee’s or Trustees’ obligations hereunder.  Neither the Trustee or Trustees nor any Authenticating Agent shall be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

6.4                               May Hold Notes

Any Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Issuers or of the Trustee or Trustees, in its individual or any other capacity, may become the owner or pledgee of Notes and coupons and, subject to Trust Indenture Act, may otherwise deal with the Issuers with the same rights it would have if it were not a Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

6.5                               Money Held in Trust

Money held by the Trustee or Trustees in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee or Trustees shall be under no liability for interest on any money received by such Trustee or Trustees hereunder except as otherwise agreed with the Issuers.

6.6                               Compensation and Reimbursement

(a)                                 The Issuers agree, both before any default hereunder and thereafter until all the duties of the Trustee or Trustees shall be firmly and fully performed, except any such expense, disbursement, or advance as shall be determined to have been caused by such Trustee’s or Trustees own negligence or willful misconduct:

(1)                                 to pay to the Trustee or Trustees from time to time reasonable compensation for all services rendered by each Trustee or Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee or Trustees of an express trust);

(2)                                 except as otherwise expressly provided herein, to reimburse the Trustee or Trustees upon such Trustee’s or Trustees’ request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or Trustees in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of such Trustee’s or Trustees’ agents and counsel and the reasonable expenses related to the calling of any meeting of Holders by the Issuers), except any such expense, disbursement or advance as shall be determined to have been caused by such Trustee’s or Trustees’ own negligence or willful misconduct; and

(3)                                 to indemnify and hold harmless the Trustee or Trustees, their directors, officers, employees and agents, and all of their respective representatives, heirs, successors and assigns (collectively, the “Indemnified Parties”) from and against any and all liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal or advisor fees and disbursements, of whatever kind and nature which may at any time be imposed on, incurred by or asserted against the Indemnified Parties in connection with the performance of the Trustee’s or Trustees’ duties and obligations hereunder, other than such liabilities, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements arising by reason of the gross negligence or fraud of the Trustee or Trustees.  This provision shall survive the resignation or removal of the Trustee or Trustees, or the termination of this Agreement.  The Indemnified Parties shall not be under any obligation to prosecute or to defend any action or suit which, in the opinion of their counsel, may involve them in expense or liability, unless the Issuers shall, so often as required, furnish the Indemnified Parties with satisfactory indemnity and funding against such expense or liability.

(b)                                 The obligations of the Issuers under this Section to compensate the Trustee or Trustees, to pay or reimburse the Trustee or Trustees for expenses, disbursements and advances and to indemnify and hold harmless the Trustee or Trustees shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Issuers, the Trustee or Trustees shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee or Trustees as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on particular Notes or any coupons.

(c)                                  When the Trustee or Trustees incur expenses or render services in connection with an Event of Default specified in Section 5.1(6) or (7), the expenses (including reasonable charges and expense of such Trustee’s or Trustees’ counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable U.S. or Canadian federal, state or provincial bankruptcy, insolvency or other similar law.

(d)                                 The provisions of this Section shall survive the termination of this Indenture.  Any amount due under this Section 6.6 and unpaid 30 days after request for such payment shall bear interest at the then current rate for overdue amounts charged by the Trustee or Trustees.

(e)                                  The remuneration of the Trustee or Trustees hereunder shall continue to be payable until the trusts hereof shall be finally wound up, whether or not the trusts of this Indenture shall be in course of administration by or under the direction of any court.

6.7                               Conflict of Interest

The Trustee or Trustees in such Trustee’s or Trustees’ individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights such Trustee or Trustees would have if such Trustees or Trustees were not the Trustee or Trustees. However, in the event that the Trustee or Trustees acquire any conflicting interest such Trustee or Trustees must eliminate such conflict within 90 days or resign or, if permitted under Trust Indenture Act, apply to the Commission for permission to continue as Trustee or Trustees. Any Authenticating Agent or Paying Agent may do the same with like rights and duties.

6.8                               Resignation and Removal; Appointment of Successor

(a)                                 No resignation or removal of the Trustee or Trustees and no appointment of a successor Trustee or Trustees pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee or Trustees in accordance with the applicable requirements of Section 6.9.

(b)                                 The Trustee or Trustees may resign at any time by giving written notice thereof to the Issuers upon three months’ notice or such shorter period as agreed to by the Issuers.  If the instrument of acceptance by a successor Trustee or Trustees required by Section 6.9 shall not have been delivered to the Trustee or Trustees within 30 days after the giving of such notice of resignation, the resigning Trustee or Trustees may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee or Trustees.

(c)                                  The Trustee or Trustees may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee or Trustees and to the Issuers.  If the instrument of acceptance by a successor Trustee or Trustees required by Section 6.9 shall not have been delivered to the Trustee or Trustees within 30 days after the delivery of such Act, the Trustee or Trustees being removed may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee or Trustees.

(d)                                 If at any time:

(1)                                 the Trustee or Trustees shall fail to comply with the provisions of the Trust Indenture Act (including Section 310(b) of the Trust Indenture Act) or Section 6.7 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)                                 the Trustee or Trustees shall cease to be eligible under Section 6.1 and shall fail to resign after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)                                 the Trustee or Trustees shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or Trustees or of it or such Trustee’s or Trustees’ property shall be appointed or any public officer shall take charge or control of the Trustee or Trustees or of such Trustee’s or Trustees’ property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuers, by a Board Resolution, may remove the Trustee or Trustees, or (ii) subject to the Trust Indenture Act, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Trustees and the appointment of a successor Trustee or Trustees.

(e)                                  If the Trustee or Trustees shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If no successor Trustee or Trustees shall have been appointed by the Issuers and accepted appointment in the manner hereinafter provided within 30 days after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee or Trustees may be appointed by Act of the Holders of at least 25% in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee or Trustees. If no successor Trustee or Trustees with respect to the Notes of any Series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Trustees with respect to the Notes.

(f)                                   The Issuers shall give notice of each resignation and each removal of the Trustee or Trustees and each appointment of a successor Trustee or Trustees to the Holders of Notes of any Series affected by such resignation or removal, as the case may be, and appointment in the manner provided for in Section 1.6. Each notice shall include the name of the successor Trustee or Trustees with respect to the Notes of such Series and the address of such Trustee’s or Trustees’ Corporate Trust Office.

6.9                               Acceptance of Appointment by Successor

(a)                                 In case of the appointment hereunder of a successor Trustee or Trustees, every such successor Trustee or Trustees so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee or Trustees an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee or Trustees shall become effective and such successor Trustee or Trustees, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or Trustees; but, on the request of the Issuers or the successor Trustee or Trustees, such retiring Trustee or Trustees shall, upon payment of all amounts due to such Trustee or Trustees under Section 6.6, execute and deliver an instrument transferring to such successor Trustee or Trustees all the rights, powers and trusts of the retiring Trustee or Trustees and shall duly assign, transfer and deliver to such successor Trustee or Trustees all property and money held by such retiring Trustee or Trustees hereunder.

(b)                                 In the event where a separate Trustee or Trustees was provided for with respect to a particular Series of Notes at the time such Series was issued, (i) the provisions of Section 6.8 will apply with respect to such Trustee or Trustees, but references to decisions being made or actions being taken by any one or more Holders of Outstanding Notes will be replaced with references to Holders of such Series of Notes as are Outstanding and (ii) the Issuers, the retiring Trustee or Trustees and each successor Trustee or Trustees with respect to the Notes of such Series shall execute and deliver an indenture supplemental hereto wherein the successor Trustee or Trustees shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Trustee or Trustees all the rights, powers, trusts and duties of the retiring Trustee or Trustees with respect to the Notes of that Series to which the appointment of such successor Trustee or Trustees relates, and upon the execution and delivery of such Supplemental Indenture the resignation or removal of the retiring Trustee or Trustees shall become effective for such Series and such successor Trustee or Trustees, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee or Trustees with respect to the Notes of that Series to which the appointment of such successor Trustee or Trustees relates; but, on request of the Issuers or such successor Trustee or Trustees, such retiring Trustee or Trustees shall upon payment of all amounts due to such Trustee or Trustees under Section 6.6 duly assign, transfer and deliver to such successor Trustee or Trustees all property and money held by such retiring Trustee or Trustees hereunder with respect to the Notes of that Series to which the appointment of such successor Trustee or Trustees relates.  Whenever there is a successor Trustee or Trustees with respect to one or more (but less than all) Series of Notes issued pursuant to this Indenture, the terms “Indenture” and “Notes” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 1.1 which contemplate such situation.

(c)                                  Upon request of any such successor Trustee or Trustees, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Trustees all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)                                 No successor Trustee or Trustees shall accept such Trustee’s or Trustees’ appointment unless at the time of such acceptance such successor Trustee or Trustees shall be qualified and eligible under this Article.

6.10                        Merger, Conversion, Consolidation or Succession to Business

Any corporation(s) into which the Trustee or Trustees may be merged or converted or with which such Trustee or Trustees may be consolidated, or any corporation(s) resulting from any merger, conversion or consolidation to which the Trustee or Trustees shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee or Trustees, shall be the successor of the Trustee or Trustees hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee or Trustees or the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Trustees or any successor Authentication Agent, as the case may be, may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee or Trustees or successor Authenticating Agent, as the case may be, had authenticated such Notes.  In case any of the Notes shall not have been authenticated by such predecessor Trustee or Trustees, any successor Trustee or Trustees or any successor Authenticating Agent, as the case may be, may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee or Trustees.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee or Trustees or the Authenticating Agent; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or Trustees or to authenticate Notes in the name of any predecessor Trustee or Trustees shall apply only to such Trustee’s or Trustees’ successor or successors by merger, conversion or consolidation.

6.11                        Appointment of Authenticating Agent

(a)                                 At any time when any of the Notes remain Outstanding, the Trustee or Trustees may appoint an Authenticating Agent or Agents with respect to one or more Series of Notes which shall be authorized to act on behalf of the Trustee or Trustees to authenticate Notes of such Series and the Trustee or Trustees shall give written notice of such appointment to all Holders of Notes of the Series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.6.  Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee or Trustees hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee or Trustees, and a copy of such instrument shall be promptly furnished to the Issuers.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or Trustees or the Trustee’s or Trustees’ certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee or Trustees by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee or Trustees by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$35,000,000 and subject to supervision or examination by U.S. federal or state or Canadian federal or provincial authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

(b)                                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or Trustees or the Authenticating Agent.

(c)                                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee or Trustees and to the Issuers.  The Trustee or Trustees may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuers.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee or Trustees may appoint a successor Authenticating Agent which shall be acceptable to the Issuers and shall give written notice of such appointment to all Holders of Notes of the Series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.6.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d)                                 The Trustee or Trustees agree to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee or Trustees shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.6.

(e)                                  If an appointment with respect to one or more Series is made pursuant to this Section, the Notes of such Series may have endorsed thereon, in addition to the Trustee’s or Trustees’ certificate of authentication, an alternate certificate of authentication in the following form:

Dated:

This is one of the Notes of the Series designated, and issued under the Indenture described herein.

[ ],
as Trustee

By
as Authenticating Agent

By
Authorized Officer

6.12                        Acceptance of Trust

The Trustee or Trustees hereby accept the trusts in this Indenture declared and provided for and agree to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Holders from time to time, subject to the terms and conditions of this Indenture.

6.13                        Trustee Not Required to Give Note

The Trustee or Trustees shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

6.14                        Trustee Not Required to Possess Notes

All rights of action under this Indenture may be enforced by the Trustee or Trustees without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto.

6.15                        Protection of Trustee

(a)                                 The Trustee or Trustees shall not incur any liability or responsibility whatsoever or in any way be responsible for the consequence of any breach on the part of the Issuers of any of the covenants contained in this Indenture or in any Notes or of any acts of the agents or employees of the Issuers.

(b)                                 Neither the Trustee or Trustees nor any affiliate of the Trustee or Trustees shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuers.

(c)                                  Nothing in this Indenture shall impose on the Trustee or Trustees any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

(d)                                 The Trustee or Trustees shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

6.16                        Third Party Interests

Each Issuer hereby represents to the Trustee or Trustees that any account to be opened by, or interest to held by the Trustee or Trustees in connection with this Indenture, for or to the credit of such Issuer, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such Issuer agrees to complete and execute forthwith a declaration in the Trustee’s or Trustees’ prescribed form as to the particulars of such third party.

6.17                        Trustee Not Bound to Act

The Trustee or Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee or Trustees, in their sole judgment, determine that such act might cause them to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee or Trustees, in their sole judgment, determine at any time that their acting under this Indenture has resulted in their being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then they shall have the right to resign on 10 days written notice to the Issuer, provided (i) that the Trustee’s or Trustees’ written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee’s or Trustees’ satisfaction within such 10 day period, then such resignation shall not be effective.

6.18                        Experts, Advisers and Agents

The Trustee or Trustees may seek the advice of experts and advisers (including legal counsel) in the event of any question or dispute as to the construction of any of the provisions hereof or their duties hereunder, and the Trustee or Trustees shall incur no liability and shall be fully protected in acting or not acting in accordance with the opinion and instructions of such experts and advisers. The cost of such services shall be added to and be part of the Trustee’s or Trustees’ expenses hereunder. The Trustee or Trustees shall not be answerable for the default or misconduct of any adviser, agent or legal counsel employed or appointed, at such Trustee’s or Trustees’ discretion, by such Trustee or Trustees if such adviser, agent or legal counsel shall have been selected with reasonable care.

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND ISSUERS

7.1                               Disclosure of Names and Addresses of Holders

(a)                                 The Trustee or Trustees shall provide to any registered Holder such information with respect to other registered Holders as is required under any applicable Trust Indenture Legislation and/or the Trust Indenture Act.

(b)                                 Every Holder of Notes or coupons, by receiving and holding the same, agrees with the Issuers and the Trustee or Trustees that neither the Issuers nor the Trustee or Trustees or any agent of any of them shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustee or Trustees shall not be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Act.

7.2                               Reports by Trustee

In the event any U.S. Dollar Notes are outstanding, (i) within 60 days after May 15th of each year commencing with January 1, 2013, the U.S. Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, as provided in Section 313(c)

of the Trust Indenture Act, a brief report dated as of such May 15th as and if required by Section 313(a) of the Trust Indenture Act; and (ii) the U.S. Trustee shall comply with Section 313(b)(2) of the Trust Indenture Act.

7.3                               Reports by the Corporation

In the event any U.S. Dollar Notes are outstanding, the Issuers shall:

(a)                                 file with the U.S. Trustee, within 10 days after the Issuers are required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuers may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act; or, if the Issuers are not required to file information, documents or reports pursuant to either of such Sections, then they shall file with the U.S. Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the U.S. Exchange Act  in respect of a Security listed and registered on a national securities exchange in accordance with Section 313(d) of the Trust Indenture Act or as may be prescribed from time to time in such rules and regulations;

(b)                                 provide the U.S. Trustee an incumbency certificate setting out the names and sample signatures of persons authorized by the Issuers to give instructions on their behalf and the U.S. Trustee shall be entitled to rely on this certificate unless a revised certificate is provided.  The U.S. Trustee shall be entitled to refuse to act upon any instruction or direction from the Issuers which is signed by a Person other than a Person described in such incumbency certificate;

(c)                                  file with the U.S. Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuers, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(d)                                 transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the U.S. Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuers pursuant to subsections (a) and (b) of this Section 7.3 as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the U.S. Trustee is for informational purposes only and the U.S. Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the U.S. Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 8
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.1                               Permitted Reorganizations

No Issuer shall enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (herein called a “Successor”), whether by way of conveyance, transfer, lease, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise (herein a “Successor Transaction”), unless:

(a)                                 the Successor shall be a Person organized and existing under the laws of the applicable Issuer’s jurisdiction of formation and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Trustee or Trustees, in form satisfactory to the Trustee or Trustees, such Issuer’s obligation for the due and punctual payment of the principal of (and premium, if any), including Redemption Price and Repayment Price, and interest on all the Notes and the performance of every covenant of this Indenture on the part of such Issuers to be performed or observed;

(b)                                 immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)                                  such Issuer or such Successor shall have delivered to the Trustee or Trustees an Opinion of Counsel (for which the provider of such Opinion of Counsel may rely on an Officer’s Certificate for factual matters), to the effect that such Successor Transaction and such Supplemental Indenture comply with this Article and that all conditions precedent herein provided for relating to such Successor Transaction have been complied with.

8.2                               Successor Person Substituted

Upon any Successor Transaction in accordance with Section 8.1, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer under this Indenture with the same effect as if such Successor had been named as such Issuer herein, and in the event of any such conveyance or transfer, such Issuer (which term shall for this purpose mean the Person named as such “Issuer” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.1), shall be discharged of all obligations and covenants under this Indenture and the Notes and the coupons and may be dissolved and liquidated.

ARTICLE 9
SUPPLEMENTAL INDENTURES

9.1                               Supplemental Indentures Without Consent of Holders

Without the consent of any Holders, the Issuers, when authorized by or pursuant to a Board Resolution, and the Trustee or Trustees, at any time and from time to time, may enter into one or more Supplemental Indentures, in form satisfactory to the Trustee or Trustees, for any of the following purposes:

(1)                                 to evidence the succession (or successive successors) of another Person to any Issuer and the assumption by any such successor of the covenants of such Issuer contained herein and in the Notes; or

(2)                                 to add to the covenants of the Issuers for the benefit of the Holders of all or any Series of Notes and any related coupons (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon the Issuers; or

(3)                                 to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all Series of Notes, stating that such Events of Default are being included solely for the benefit of such Series); or

(4)                                 to add to or change any of the provisions of this Indenture to provide that Bearer Notes may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Notes, to permit Bearer Notes to be issued in exchange for Registered Notes, to permit Bearer Notes to be issued in exchange for Bearer Notes of other authorized denominations or to permit or facilitate the issuance of Notes in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Notes of any Series or any related coupons in any material respect; or

(5)                                 to add to, change or eliminate any of the provisions of this Indenture with respect to one or more Series; provided that any such addition or change or elimination shall become effective only when there is no Note Outstanding of any Series created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision; or

(6)                                 to establish the form or terms of Notes of any Series as permitted by Sections 2.1 and 3.1; or

(7)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or Trustees with respect to the Notes of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.9(b); or

(8)                                 to close this Indenture with respect to the issuance, authentication and delivery of additional Series of Notes, to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(9)                                 to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Notes, as herein set forth, other conditions, limitations and restrictions thereafter to be observed, provided that any such action shall not adversely affect the interests of Holders of Notes of such Series and any related coupons or any other Series of Notes in any material respect; or

(10)                          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Series of Notes pursuant to Sections 4.1, 14.2 and 14.3; provided that any such action shall not adversely affect the interests of the Holders of Notes of such Series and any related coupons or any other Series of Notes in any material respect; or

(11)                          to make any other changes in the provisions of this Indenture which the Issuers and the Trustee or Trustees may deem necessary or desirable provided such amendment does not adversely affect the interests of the Holders of Notes of any Series in any material respect; or

(12)                          to add any Security Interests or guarantors in respect of all Notes;

(13)                          to add to or change or eliminate the provisions of this Indenture as shall be necessary to comply with the Trust Indenture Act, provided that any such action shall not adversely affect the interests of Holders of Notes of such Series and any related coupons or any other Series of Notes in any material respect; or

(14)                          to amend the Indenture to add a New Issuer as an Issuer hereunder and make such other changes to the Indenture as are necessary to effect the same.

9.2                               Supplemental Indentures with Consent of Holders

(a)                                 With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes affected by such Supplemental Indenture, by Act of said Holders delivered to the Issuers and the Trustee or Trustees, the Issuers, when authorized by or pursuant to a Board Resolution, and the Trustee or Trustees may enter into one or more Supplemental Indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

(1)                                 change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Note, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Issuers to pay Additional Amounts contemplated by Section 10.5 (except as contemplated by Section 8.1 and permitted by Section 9.1(a)), or reduce the amount of the principal of an Original Issue Discount Note of such Series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.3 or the amount thereof provable in bankruptcy pursuant to Section 5.5, or adversely affect any right of repayment at the option of any Holder of any Note, or change any Place of Payment where, or the Currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute a suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Note as may be provided pursuant to Section 3.1 herein, or

(2)                                 reduce the percentage in principal amount of the Outstanding Notes of any Series, the consent of whose Holders is required for any such Supplemental Indenture,  for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 15.4 for quorum or voting, or

(3)                                 modify any of the provisions of this Section, Section 5.14 or Section 10.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of such Series affected thereby provided, however, that this clause shall not be deemed to require the consent of any Holder of a Note of such Series with respect to changes in the references to “the Trustee or Trustees” and concomitant changes in this Section and Section 10.6, or the deletion of this proviso, in accordance with the requirements of Sections 6.9(b) and 9.1(7).

(b)                                 A Supplemental Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series of Notes, or which modifies the rights of the Holders of Notes of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other Series.  Any such Supplemental Indenture adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or modifying in any manner the rights of the Holders of Notes of such Series, shall not affect the rights under this Indenture of the Holders of Notes of any other Series.

(c)                                  It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such Act shall approve the substance thereof.

9.3                               Execution of Supplemental Indentures

Upon the request of the Issuers, the Trustee or Trustees shall, subject to this Section 9.3, join with the Issuers in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture. In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee or Trustees shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture.  The Trustee or Trustees may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s or Trustees’ own rights, duties or immunities under this Indenture or otherwise.

9.4                               Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture under this Article, this Indenture shall be modified in accordance therewith, and such Supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Notes issued pursuant to such Supplemental Indenture thereafter authenticated and delivered hereunder shall be bound thereby.

9.5                               Conformity with Trust Indenture Act

Every Supplemental Indenture providing for the issue of U.S. Notes executed pursuant to this Article shall conform to the applicable requirements of the Trust Indenture Act as then in effect.

9.6                               Reference in Notes to Supplemental Indentures

Notes of any Series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee or Trustees, bear a notation in form approved by the Trustee or Trustees as to any matter provided for in such Supplemental Indenture.  If the Issuers shall so determine, new Notes of any Series so modified as to conform, in the opinion of the Trustee or Trustees and the Issuers, to any such Supplemental Indenture may be prepared and executed by the Issuers and authenticated and delivered by the Trustee or Trustees in exchange for Outstanding Notes of such Series.

ARTICLE 10
COVENANTS

10.1                        Payment of Principal, Premium, if any, and Interest

The Issuers covenant and agree for the benefit of the Holders of each Series of Notes and any related coupons that they will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Notes of that Series in accordance with the terms of the Notes, any coupons appertaining thereto and this Indenture.  Unless otherwise specified as contemplated by Section 3.1 with respect to any Series of Notes, any interest installments due on Bearer Notes on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

10.2                        Maintenance of Office or Agency

If the Notes of a Series are issuable only as Registered Notes, the Issuers will maintain in each Place of Payment for any Series of Notes an office or agency where Notes of that Series may be presented or surrendered for payment, where Notes of that Series may be surrendered for registration of transfer or exchange, where Notes of that Series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon the Issuers in respect of the Notes of that Series and this Indenture may be served.

Unless otherwise specified with respect to any Notes as contemplated by Section 3.1 with respect to a Series of Notes, if Notes of a Series are issuable as Bearer Notes or as either Bearer Notes or Registered Notes, the Issuers will maintain (A) in Toronto, Ontario, an office or agency where any Registered Notes of that Series may be presented or surrendered for payment, where any Registered Notes of that Series may be surrendered for registration of transfer, where Notes of that Series may be surrendered for exchange, where Notes of that Series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, where notices and demands to or upon the Issuers in respect of the Notes of that Series and this Indenture may be served and where Bearer Notes of that Series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that Series which is located outside Canada or the United States, an office or agency where Notes of that Series and related coupons may be presented and surrendered for payment; provided, however, that, if the Notes of that Series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Issuers will maintain a Paying Agent for the Notes of that Series in any required city located outside Canada or the United States so long as the Notes of that Series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that Series located outside Canada or the United States an office or agency where any Registered Notes of that Series may be surrendered for registration of transfer, where Notes of that Series may be surrendered for exchange, where Notes of that Series that are convertible and exchangeable may be surrendered for conversion or exchange, as applicable and where notices and demands to or upon the Issuers in respect of the Notes of that Series and this Indenture may be served.

The Issuers will give prompt written notice to the Trustee or Trustees of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee or Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or Trustees, except that Bearer Notes of any Series and the related coupons may be presented and surrendered for payment at the offices specified in the Note, and the Issuers hereby appoint the same as their agents solely for the purposes of receiving such respective presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Notes pursuant to Section 3.1, no payment of principal, premium or interest on Bearer Notes shall be made at any office or agency of the Issuers in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the U.S. Dollar Notes of a Series are payable in Dollars, payment of principal of (and premium, if any) and interest, if any, on any Bearer Note shall be made at the office of the Issuers’ Paying Agent in The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for such purpose by the Issuers in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes of one or more Series may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in accordance with the requirements set forth above for Notes of any Series for such purposes.  The Issuers will give prompt written notice to the Trustee or Trustees of any such designation or rescission and of any change in the location of any such other office or agency.  Unless otherwise specified with respect to any Notes as contemplated by Section 3.1 with respect to a Series of Notes, the Issuers hereby designates as a Place of Payment for each Series of Notes the office or agency of the Issuers in Toronto, Ontario, and initially appoint the Canadian Trustee at its Corporate Trust Office as Paying Agent in such city and as their agent solely for the purpose of receiving all such presentations, surrenders, notices and demands.

For greater certainty, any office or agency of the Issuers in Toronto, Ontario as required in this Section 10.2 shall be maintained solely for the administrative purposes described in this Section 10.2.

Unless otherwise specified with respect to any Notes pursuant to Section 3.1, if and so long as the Notes of any Series (i) are denominated in a Currency other than Dollars or (ii) may be payable in a Currency other than Dollars, or so long as it is required under any other provision of the Indenture, then the Issuers will maintain with respect to each such Series of Notes, or as so required, at least one Exchange Rate Agent.

10.3                        Money for Notes Payments to Be Held in Trust

(a)                                 If the Issuers shall at any time act as their own Paying Agent with respect to any Series of Notes and any related coupons, they will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Notes of that Series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal of (or premium, if any) or interest, if any, on Notes of such Series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee or Trustees of their action or failure so to act.

(b)                                 Whenever the Issuers shall have one or more Paying Agents for any Series of Notes and any related coupons, they will, prior to or on each due date of the principal of (or premium, if any) or interest, if any, on any Notes of that Series, deposit with a Paying Agent a sum (in the Currency described in the preceding paragraph) sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is a Trustee) the Issuers will promptly notify the Trustee or Trustees of their action or failure so to act.

(c)                                  The Issuers will cause each Paying Agent (other than the Trustee or Trustees) for any Series of Notes to execute and deliver to the Trustee or Trustees an instrument in which such Paying Agent shall agree with the Trustee or Trustees, subject to the provisions of this Section, that such Paying Agent will:

(1)                                 hold all sums held by it for the payment of the principal of (and premium, if any) and interest, if any, on Notes of such Series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)                                 give the Trustee or Trustees notice of any default by the Issuers (or any other obligor upon the Notes of such Series) in the making of any payment of principal of (or premium, if any) or interest, if any, on the Notes of such Series; and

(3)                                 at any time during the continuance of any such default, upon the written request of the Trustee or Trustees, forthwith pay to the Trustee or Trustees all sums so held in trust by such Paying Agent.

(d)                                 The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuers Order direct any Paying Agent to pay, to the Trustee or Trustees all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee or Trustees upon the same trusts as those upon which sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee or Trustees, such Paying Agent shall be released from all further liability with respect to such sums.

(e)                                  Except as provided in the Notes of any Series, any money deposited with the Trustee or Trustees or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (or premium, if any) or interest, if any, on any Note of any Series, or any coupon appertaining thereto, and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuers on Issuers Request subject to applicable abandoned property or escheat law, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note or coupon shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or Trustees or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or Trustees or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

10.4                        Statement as to Compliance

So long as any of the Notes are Outstanding, the Issuers will deliver to the Trustee or Trustees, within 120 days after the end of each fiscal year, a brief certificate from each such Issuer’s principal executive officer, principal financial officer, principal accounting officer or treasurer, in such capacity and without personal liability,  as to his or her knowledge of the such Issuer’s compliance with all conditions and covenants under this Indenture as at such date.  For purposes of this Section 10.4, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

10.5                        Additional Amounts

If specified pursuant to Section 3.1,

(i)                                     All payments made by or on behalf of the  Issuers under or with respect to the Notes of any Series or any of the Guarantors with respect to any Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other additions thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law from any payment made under or with respect to the Notes in any applicable jurisdiction or political subdivision thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuers or any Guarantor is then organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein having the power to tax or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuers or any Guarantor or any political subdivision thereof or therein having the power to tax (each, a “Tax Jurisdiction”) shall at any time be required to be made from any payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee, the Issuers or relevant Guarantor, as applicable, shall pay to each Holder of Notes that are outstanding on the date of the required payment, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by each Holder after such withholding, deduction or imposition (including any such withholding, deduction or imposition from such Additional Amounts) shall not be less than the amount each Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts shall be payable with respect to:

(A)                               Taxes imposed on the overall net income of a Holder;

(B)                               any Taxes, to the extent such Taxes would not have been imposed but for the Holder not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Issuer at the time of making such payment;

(C)                               any Taxes, to the extent such Taxes would not have been imposed but for the Holder or beneficial owner of the Notes being or having been a “10-percent shareholder” of any of the Issuers or Guarantors as defined in section 871(h)(3) of the Code, or any successor provision;

(D)                               any Taxes, to the extent such Taxes would not have been imposed but for the Holder being an Offshore Associate of an Issuer;

(E)                                any Taxes, to the extent such Taxes would not have been imposed but for the application of section 126 of the Australian Tax Act;

(F)                                 any Taxes that would not have been imposed had that Holder provided the Issuers with its Australian business number, tax file number or details of any relevant exemption;

(G)                               any Taxes, to the extent such Taxes would not have been imposed but for the existence of any present or former connection between the Holder or the beneficial owner of the Notes and the relevant Tax Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the relevant Tax Jurisdiction (other than the mere acquisition, ownership, holding or disposition of such Note, the enforcement of rights under such Note or under a Guarantee or the receipt of any payments in respect of such Note or a Guarantee);

(H)                              any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the Holder or beneficial owner of Notes, to comply in a timely fashion with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Tax Jurisdiction);

(I)                                   any Taxes imposed under FATCA;

(J)                                   any estate, inheritance, gift, sales, transfer, added value or personal property tax or any similar Taxes;

(K)                              if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had such holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or sole beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole beneficial owner);

(L)                                to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

(M)                            any combination of the above clauses in this Section 10.5(i).

(ii)                                  The Issuers, the Guarantors or the Trustee or Trustees, as applicable, will make any required withholding or deduction and remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. Upon request, the Issuers or the Guarantors will provide the Trustee or Trustees with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(iii)                               The Issuers and the Guarantors shall indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment from all Taxes (other than Taxes excluded under this Section 10.5).

(iv)                              In addition to the foregoing, the Issuers and the Guarantors shall also pay and indemnify each Holder for any present or future stamp, issue, registration, added value, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee.

(v)                                 At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers or a Guarantor become obligated to pay Additional Amounts with respect to such payment, the Issuers or relevant Guarantor, as applicable, shall deliver to the Trustee or Trustees an Officer’s Certificate stating the fact that such Additional Amounts shall be payable, and the amounts so payable and shall set forth such other information as is necessary to enable the Trustee or Trustees to pay such Additional Amounts to the Holders of the Notes on the payment date (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuers or relevant Guarantor shall notify the Trustee or Trustees promptly thereafter).

(vi)                              Whenever in this Indenture there is mentioned, in any context:

(A)                               the payment of amounts based upon the principal amount of the Notes,

(B)                               the payment of principal (and premium, if any),

(C)                               purchase prices in connection with a repurchase of Notes,

(D)                               interest and additional interest, if any, or

(E)                                any other amount payable under or with respect to any of the Notes or any Guarantee,

such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(vii)                           The above obligations shall survive any termination, defeasance or discharge of this Indenture and any transfer by a Holder or beneficial owner of the Notes.

10.6                        Waiver of Certain Covenants

The Issuers may, with respect to any Series of Notes, omit in any particular instance to comply with any term, provision or condition which affects such Series set forth in Section 10.5, or, as specified pursuant to Section 3.1 for Notes of such Series, in any covenants of the Issuers added to Article 10 pursuant to Section 3.1 in connection with Notes of such Series, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Notes of each Series affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3.1 to be applicable to the Notes of any Series, shall include only those Series to which such covenant is so specified to be applicable), shall in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuers and the duties of the Trustee or Trustees to Holders of Notes of such Series in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 11
REDEMPTION OF NOTES

11.1                        Applicability of Article

Redemption of Notes of any Series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Note issued pursuant to this Indenture shall be made in accordance with such form of Note and this Article; provided, however, that if any provision of any such form of Note shall conflict with any provision of this Article, the provision of such form of Note shall govern.

11.2                        Election to Redeem; Notice to Trustee

The election of the Issuers to redeem any Notes shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Issuers, the Issuers shall, at least 60 days prior to the Redemption Date fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee or Trustees), notify the Trustee or Trustees of such Redemption Date and of the principal amount of Notes of such Series to be redeemed and shall deliver to the Trustee or Trustees such documentation and records as shall enable the Trustee or Trustees to select the Notes to be redeemed pursuant to Section 11.3.  In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Issuers shall furnish the Trustee or Trustees with an Officer’s Certificate evidencing compliance with such restriction.

11.3                        Selection by Trustee of Notes to Be Redeemed

(a)                                 If less than all the Notes of any Series are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee or Trustees, from the Outstanding Notes of such Series not previously called for redemption on a pro rata basis, or by such other method as the Trustee or Trustees shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Notes of such Series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum authorized denomination for Notes of such Series established pursuant to Section 3.1.  The Trustee or Trustees may make regulations with regard to the manner in which Notes are selected for redemption, and regulations so made shall be valid and binding upon all Holders.

(b)                                 The Trustee or Trustees shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(c)                                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

11.4                        Notice of Redemption

(a)                                 Except as otherwise specified as contemplated by Section 3.1, notice of redemption shall be given in the manner provided for in Section 1.6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

(b)                                 All notices of redemption shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.6, if any,

(3)                                 if less than all the Outstanding Notes of any Series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed,

(4)                                 in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                                 that on the Redemption Date, the Redemption Price and accrued interest, if any, to the Redemption Date payable as provided in Section 11.6 will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(6)                                 the Place or Places of Payment where such Notes, together in the case of Bearer Notes with all coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(7)                                 that the redemption is for a sinking fund, if such is the case,

(8)                                 that, unless otherwise specified in such notice, Bearer Notes of any Series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the Redemption Date or the amount of any such missing coupon or coupons will be deducted from the Redemption Price unless security or indemnity satisfactory to the Issuers, the Trustee or Trustees and any Paying Agent is furnished, and

(9)                                 if Bearer Notes of any Series are to be redeemed and any Registered Notes of such Series are not to be redeemed, and if such Bearer Notes may be exchanged for Registered Notes not subject to redemption on such Redemption Date pursuant to Section 3.5 or otherwise, the last date, as determined by the Issuers, on which such exchanges may be made.

(c)                                  Notice of redemption of Notes to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ request, by the Trustee or Trustees in the name and at the expense of the Issuers.

11.5                        Deposit of Redemption Price

Prior to any Redemption Date, the Issuers shall deposit with the Trustee or Trustees or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the Redemption Price of, and accrued interest, if any, on, all the Notes which are to be redeemed on that date.

11.6                        Notes Payable on Redemption Date

(a)                                 Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Issuers shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any

Bearer Notes so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Note for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Note or specified portions thereof shall be paid by the Issuers at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest; and provided further that installments of interest on Registered Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

(b)                                 If any Bearer Note surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Note may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Issuers and the Trustee or Trustees if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Note shall surrender to the Trustee or Trustees or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

(c)                                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Notes) set forth in such Note.

11.7                        Notes Redeemed in Part

Any Note which is to be redeemed only in part (pursuant to the provisions of this Article or of Article 12) shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee or Trustees so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee or Trustees shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same Series, of any authorized denomination as requested by such Holder, and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

11.8                        Tax Redemption

If specified pursuant to Section 3.1, the Notes of a Series will be subject to redemption at any time, in whole but not in part, at a Redemption Price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption on the Redemption Date specified pursuant to Section 3.1, upon the giving of a notice as described below, if (1) the Issuers determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any relevant Tax Jurisdiction or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in Section 3.1, if any date is so specified, the Issuers have or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 10.5 with respect to any Note of such Series or (b) on or after a date specified pursuant to Section 3.1 with respect to any Note of such Series, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, any relevant Tax Jurisdiction or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the Issuers, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel to the Issuers, will result in the Issuers becoming obligated to pay, on the next succeeding Interest Payment Date, Additional Amounts with respect to any Note of such Series and (2) in any such case, the Issuers in their business judgment determine that such obligation cannot be avoided by the use of reasonable measures available to the Issuers; provided however, that (i) no such notice of redemption may be given earlier than 90 or later than 30 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due, and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

11.9                        Affiliate Purchase in Lieu of Redemption or Repayment on Maturity

Notwithstanding the other provisions of the Indenture, the Issuers may, by providing notice to the Trustee or Trustees at least two Business Days prior to the Redemption Date or Stated Maturity, as applicable, elect to have an Affiliate of any Issuer (other than an Offshore Associate, in respect of Brookfield Infrastructure Finance Pty Ltd) purchase all, but not less than all, of the Notes so to be redeemed or repaid at a price equal to the Redemption Price, in the case of Notes called for redemption, or at a price equal to the principal amount, in the case of Notes coming due at Stated Maturity, together with any accrued and unpaid interest (in each case, the “Purchase Price”). Upon payment therefore of an amount equal to the Purchase Price, such Notes shall be cancelled by the Trustee or Trustees and a new certificate in the name of such Affiliate will be issued by the Trustee or Trustees upon receipt by the Trustee or Trustees of an Issuers Order, provided however, that such cancellation and reissuance of certificates shall be deemed not to represent a novation of the debt represented by such Notes, but rather such Notes shall be deemed transferred to such Affiliate and such debt shall continue to remain outstanding on the same terms subject to such modifications, if any, as may be agreed by the Issuers and such Affiliate in writing.  Such Affiliate shall not be permitted to vote such Notes in connection with any matter put before Holders for approval, unless 100% of the Notes of each Series of Notes entitled to be voted in respect of such matter are held by the Issuers or their Affiliates.  Should such Affiliate fail to make full payment of the Purchase Price on the Redemption Date or Stated Maturity, as applicable, then such Notes shall become due and payable as otherwise provided for but for this Section 11.9. The Trustee or Trustees may request, and the Issuers and their counsel shall provide upon such request, any additional supporting documentation in connection with this Section 11.9, including but not limited to an Opinion of Counsel addressed to the Trustee or Trustees in support of the Affiliate purchase herein described.

ARTICLE 12
SINKING FUNDS

12.1                        Applicability of Article

(a)                                 Redemption of Notes through operation of a sinking fund as permitted or required by any form of Note issued pursuant to this Indenture shall be made in accordance with such form of Note and this Article; provided, however, that if any provision of any such form of Note shall conflict with any provision of this Article, the provision of such form of Note shall govern.

(b)                                 The minimum amount of any sinking fund payment provided for by the terms of Notes of any Series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Notes of any Series is herein referred to as an “optional sinking fund payment”.  If provided for by the terms of Notes of any Series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.2.  Each sinking fund payment shall be applied to the redemption of Notes of any Series as provided for by the terms of Notes of such Series.

12.2                        Satisfaction of Sinking Fund Payments with Notes

Subject to Section 12.3, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Notes of such Series in cash, the Issuers may at their option (1) deliver to the Trustee or Trustees Outstanding Notes of a Series (other than any previously called for redemption) theretofore purchased or otherwise acquired by the Issuers together in the case of any Bearer Notes of such Series with all unmatured coupons appertaining thereto, and/or (2) receive credit for the principal amount of Notes of such Series which have been previously delivered to the Trustee or Trustees by the Issuers or for Notes of such Series which have been redeemed either at the election of the Issuers pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Notes of the same Series required to be made pursuant to the terms of such Notes as provided for by the terms of such Series; provided, however, that such Notes have not been previously so credited.  Such Notes shall be received and credited for such purpose by the Trustee or Trustees at the Redemption Price specified in such Notes for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

12.3                        Redemption of Notes for Sinking Fund

(a)                                 Not less than 60 days prior to each sinking fund payment date for any Series of Notes, the Issuers will deliver to the Trustee or Trustees an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) and the portion thereof, if any, which is to be satisfied by delivering or crediting Notes of that Series pursuant to Section 12.2 (which Notes will, if not previously delivered, accompany such certificate) and whether the Issuers intend to exercise its right to make a permitted optional sinking fund payment with respect to such Series.  Such certificate shall be irrevocable and upon its delivery the Issuers shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date.  In the case of the failure of the Issuers to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that Series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Notes subject to a mandatory sinking fund payment without the option to deliver or credit Notes as provided in Section 12.2 and without the right to make any optional sinking fund payment, if any, with respect to such Series.

(b)                                 Not more than 60 days before each such sinking fund payment date the Trustee or Trustees shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 11.4.  Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

(c)                                  On or prior to any sinking fund payment date, the Issuers shall pay to the Trustee or Trustees or a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 10.3) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Notes or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

(d)                                 Notwithstanding the foregoing, with respect to a sinking fund for any Series of Notes, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such Series, does not exceed in the aggregate $100,000, the Trustee or Trustees, unless requested by the Issuers, shall not give the next succeeding notice of the redemption of Notes of such Series through the operation of the sinking fund.  Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such Series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Issuers, shall be applied at any time or from time to time to the purchase of Notes of such Series, by public or private purchase, in the open market or otherwise, at a purchase price for such Notes (excluding accrued interest and brokerage commissions, for which the Trustee or Trustees or any Paying Agent will be reimbursed by the Issuers) not in excess of the principal amount thereof.

ARTICLE 13
REPAYMENT AT OPTION OF HOLDERS

13.1                        Applicability of Article

Repayment of Notes of any Series before their Stated Maturity at the option of Holders thereof, as permitted by any form of Note issued pursuant to this Indenture, shall be made in accordance with such form of Note and this Article; provided, however, that if any provision of any such form of Note shall conflict with any provision of this Article, the provision of such form of Note shall govern.

13.2                        Repayment of Notes

Notes of any Series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Notes, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Notes.  The Issuers covenant that on or before the Repayment Date they will deposit with the Trustee or Trustees or with a Paying Agent (or, if the Issuers are acting as their own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in the Currency in which the Notes of such Series are payable (except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except, if applicable, as provided in Sections 3.12(b), 3.12(d) and 3.12(e)) sufficient to pay the principal (or, if so provided by the terms of the Notes of any Series, a percentage of the principal) of and (except if the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on, all the Notes or portions thereof, as the case may be, to be repaid on such date.

13.3                        Exercise of Option

(a)                                 Notes of any Series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Notes.  To be repaid at the option of the Holder, any Note so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Note duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Issuers at the Place of Payment therefor specified in the terms of such Note (or at such other place or places or which the Issuers shall from time to time notify the Holders of such Notes) not earlier than 45 days nor later than 30 days prior to the Repayment Date.  If less than the entire principal amount of such Note is to be repaid in accordance with the terms of such Note, the principal amount of such Note to be repaid, in increments of the minimum denomination for Notes of such Series, and the denomination or denominations of the Note or Notes to be issued to the Holder for the portion of the principal amount of such Note surrendered that is not to be repaid, must be specified.  The principal amount of any Note providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Note would be less than the minimum authorized denomination of Notes of the Series of which such Note to be repaid is a part.  Except as otherwise may be provided by the terms of any Note providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Issuers.

(b)                                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Notes shall relate, in the case of any Note, repaid or to be repaid only in part, to the portion of the principal amount of such Notes which has been or is to be repaid.

13.4                        When Notes Presented for Repayment Become Due and Payable

(a)                                 If Notes of any Series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Notes, such Notes or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Issuers on the Repayment Date therein specified, and on and after such Repayment Date (unless the Issuers shall default in the payment of such Notes on such Repayment Date) such Notes shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Notes so to be repaid, except to the extent provided below, shall be void.  Upon surrender of any such Note for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Note so to be repaid shall be paid by the Issuers, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Repayment Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified pursuant to Section 3.1, only upon presentation and surrender of such coupons; and provided further that unless otherwise contemplated by Section 3.1, in the case of Registered Notes, whose Stated Maturity is on or prior to the Repayment Date, installments of interest, if any, shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

(b)                                 If any Bearer Note surrendered for repayment shall not be accompanied by all appurtenant coupons maturing after the Repayment Date, such Note may be paid after deducting from the amount payable therefor as provided in Section 13.2 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Issuers and the Trustee or Trustees if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Note shall surrender to the Trustee or Trustees or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

(c)                                  If the principal amount of any Note surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Notes) set forth in such Note.

13.5                        Notes Repaid in Part.

Any Note which is to be repaid only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Issuers or the Trustee or Trustees so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuers shall execute, and the Trustee or Trustees shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of the same Series, of any authorized denomination as requested by such Holder, and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the portion of the principal of the Note so surrendered which is not to be repaid.

ARTICLE 14
DEFEASANCE AND COVENANT DEFEASANCE

14.1                        Issuers’ Option to Effect Defeasance or Covenant Defeasance

Except as otherwise specified as contemplated by Section 3.1 for Notes of any Series, the provisions of this Article 14 shall apply to each Series of Notes, and the Issuers may, at their option, effect defeasance of the Notes of or within a Series under Section 14.2, or covenant defeasance of or within a Series under Section 14.3 in accordance with the terms of such Notes and in accordance with this Article.

14.2                        Defeasance and Discharge

Upon the Issuers’ exercise of the above option applicable to this Section with respect to any Notes of or within a Series, the Issuers shall be deemed to have been discharged from their obligations with respect to such Outstanding Notes and any related coupons on the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes and any related coupons, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all their other obligations under such Notes and any related coupons and this Indenture insofar as such Notes and any related coupons are concerned (and the Trustee or Trustees, at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of such Outstanding Notes and any related coupons to receive, solely from the trust fund described in Section 14.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Notes and any related coupons when such payments are due, (B) the Issuers’ obligations with respect to such Notes under Sections 3.4, 3.5, 3.6, 10.2 and 10.3 and with respect to the payment of Additional Amounts, if any, on such Notes as contemplated by Section 10.5, (C) the rights, powers, trusts, duties and immunities of the Trustee or Trustees hereunder and (D) this Article 14.  Subject to compliance with this Article 14, the Issuers may exercise their option under this Section 14.2 notwithstanding the prior exercise of their option under Section 14.3 with respect to such Notes and any related coupons.

14.3                        Covenant Defeasance

Upon the Issuers’ exercise of the above option applicable to this Section with respect to any Notes of or within a Series, the Issuers shall be deemed to have been discharged from, if specified pursuant to Section 3.1, their obligations under any covenant, with respect to such Outstanding Notes and any related coupons on and after the date the conditions set forth in Section 14.4 are satisfied (hereinafter, “covenant defeasance”), and such Notes and any related coupons shall thereafter be deemed not to be “Outstanding” for the purposes of any request, demand, authorization, notice, direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes and any related coupons, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(4) or Section 5.1(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes and any related coupons shall be unaffected thereby.

14.4                        Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 14.2 or 14.3 to any Outstanding Notes of or within a Series and any related coupons:

(1)                                 The Issuers shall irrevocably have deposited or caused to be deposited with the Trustee or Trustees (or another trustee satisfying the requirements of Section 6.1 who shall agree to comply with the provisions of this Article 14 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes and any related coupons, (A) an amount (in such Currency in which such Notes and any related coupons are then specified as payable at Stated Maturity), except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e), or (B) Government Obligations applicable to such Notes (determined on the basis of the Currency in which such Notes are then specified as payable at Stated Maturity), except as otherwise specified pursuant to Section 3.1 for the Notes of such Series and except as provided in Sections 3.12(b), 3.12(d) and 3.12(e), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any), and interest, if any, under such Notes and any related coupons, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or Trustees, to pay and discharge, and which shall be applied by the Trustee or Trustees (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Notes and any related coupons on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Notes and any related coupons on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes and any related coupons; provided that the Trustee or Trustees shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Notes and any related coupons.  Before such a deposit, the Issuers may give to the Trustee or Trustees, in accordance with Section 11.2 hereof, a notice of their election to redeem all or any portion of such Outstanding Notes at a future date in accordance with the terms of the Notes of such Series and Article 11 hereof, which notice shall be irrevocable.  Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

(2)                                 No Default or Event of Default with respect to such Notes or any related coupons shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (6) or (7) of Section 5.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3)                                 Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuers are a party or by which they are bound.

(4)                                 In the case of an election under Section 14.2 in respect of U.S. Dollar Notes, the Issuers shall have delivered to the Trustees an Opinion of Counsel qualified to practice law in the United States stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Notes and any related coupons will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(5)                                 Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 3.1.

(6)                                 The Issuers shall have delivered to the Trustee or Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with.

(7)                                 In the case of an election under Section 14.3 in respect of U.S. Dollar Notes, the Issuers shall have delivered to the Trustees an Opinion of Counsel qualified to practice law in the United States to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(8)                                 The Issuers shall have delivered to the Canadian Trustee an Opinion of Counsel qualified to practice law in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as applicable, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada).

(9)                                 None of the Issuers is an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(10)                          The Issuers have delivered to the Trustees an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

14.5                        Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions

(a)                                 Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee or Trustees (or other qualifying trustee, collectively for purposes of this Section 14.5, the “Trustees”) pursuant to Section 14.4 in respect of such Outstanding Notes and any related coupons shall be held in trust and applied by the Trustees, in accordance with the provisions of such Notes and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Holders of such Notes and any related coupons of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 Unless otherwise specified with respect to any Note pursuant to Section 3.1, if, after a deposit referred to in Section 14.4(1) has been made, (a) the Holder of a Note in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.12(b) or the terms of such Note to receive payment in a Currency other than that in which the deposit pursuant to Section 14.4(1) has been made in respect of such Note, or (b) a Conversion Event occurs as contemplated in Section 3.12(d) or 3.12(e) or by the terms of any Note in respect of which the deposit pursuant to Section 14.4(1) has been made, the indebtedness represented by such Note and any related coupons shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such Note as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Note into the Currency in which such Note becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such Currency in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such Currency in effect (as nearly as feasible) at the time of the Conversion Event.

(c)                                  The Issuers shall pay and indemnify the Trustee or Trustees against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes and any related coupons.

(d)                                 Anything in this Article 14 to the contrary notwithstanding, the Trustee or Trustees shall deliver or pay to the Issuers from time to time upon Issuers Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or Trustees, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

14.6                        Reinstatement

If the Trustee or Trustees or any Paying Agent is unable to apply any money in accordance with Section 14.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and such Notes and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.2 or 14.3, as the case may be, until such time as the Trustee or Trustees or Paying Agent is permitted to apply all such money in accordance with Section 14.5; provided, however, that if the Issuers make any payment of principal of (or premium, if any) or interest, if any, on any such Note or any related coupon following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes and any related coupons to receive such payment from the money held by the Trustee or Trustees or Paying Agent.

ARTICLE 15
MEETINGS OF HOLDERS OF NOTES

15.1                        Purposes for Which Meetings May Be Called

If Notes of a Series are issuable as Bearer Notes, a meeting of Holders of Notes of such Series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes of such Series.

15.2                        Call, Notice and Place of Meetings

(a)                                 The Trustee or Trustees may at any time call a meeting of Holders of Notes of all or any one or more Series, and the Trustee or Trustees shall convene a meeting upon receipt of a request of the Issuers or upon receipt of a request in writing to the Trustee or Trustees by the Holders of not less than 25% in principal amount of the Outstanding Notes of any Series, for any purpose specified in Section 15.1, to be held at such time and at such place in Toronto, Ontario or City of New York, New York or  as the Trustee or Trustees shall determine.  Notice of every meeting of Holders of Notes of any Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided for in Section 1.6, not less than 21 nor more than 60 days prior to the date fixed for the meeting.  Holders shall reimburse the Trustee or Trustees for reasonable out-of-pocket expenses relating to the calling and holding of such meeting if called by such Holders.  The Holders shall indemnify the Trustee or Trustees for, and to hold such Trustee or Trustees harmless against, any loss, liability or expense incurred without negligence or bad faith on such Trustee’s or Trustees’ part, arising out of or in connection with the calling of such meeting on behalf of Holders, including the costs and expenses of defending such Trustee or Trustees against any claim or liability in connection with such meeting.

(b)                                 In case at any time the Issuers, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Notes of any Series shall have requested the Trustee or Trustees to call a meeting of the Holders of Notes of such Series for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting (which notice need not include the terms of any resolution to be proposed), and the Trustee or Trustees shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuers or the Holders of Notes of such Series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, New York or Toronto, Ontario for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

15.3                        Persons Entitled to Vote at Meetings

To be entitled to vote at any meeting of Holders of Notes of any Series, a Person shall be (1) a Holder of one or more Outstanding Notes of such Series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes of such Series by such Holder of Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes of any Series shall be the Person entitled to vote at such meeting and their counsel, any representatives of the Trustee or Trustees and such Trustee’ or Trustees’ counsel and any representatives of the Issuers and their counsel.

15.4                        Quorum; Action

(a)                                 The Persons entitled to vote 25% in principal amount of the Outstanding Notes of the applicable Series shall constitute a quorum for a meeting of Holders of Notes of such Series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Notes of a Series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Notes of such Series shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes of such Series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. At the reconvening of any adjourned meeting, the Holders of the Outstanding Notes entitled to vote at such adjourned meeting, present in person or represented by proxy, shall constitute a quorum and shall transact the business for which the meeting was originally convened, notwithstanding that they may not represent at least 25% in principal amount of the Outstanding Notes.

(b)                                 Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes of such Series as are entitled to vote at such meeting; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of a Series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Notes of such Series present at such meeting.

(c)                                  Any resolution passed or decision taken at any meeting of Holders of Notes of any Series duly held in accordance with this Section shall be binding on all the Holders of Notes of such Series and the related coupons, whether or not present or represented at the meeting.

(d)                                 Notwithstanding the foregoing provisions of this Section 15.4, if any action is to be taken at a meeting of Holders of Notes of any Series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Notes affected thereby, or of the Holders of such Series and one or more additional Series:

(i)                                     there shall be no minimum quorum requirement for such meeting; and

(ii)                                  the principal amount of the Outstanding Notes of such Series that vote in favor of such request, demand, authorization, direction, notice, consent,

waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

15.5                        Determination of Voting Rights; Conduct and Adjournment of Meetings

(a)                                 Notwithstanding any provisions of this Indenture, the Trustee or Trustees may make such reasonable regulations as such Trustee or Trustees may deem advisable for any meeting of Holders of Notes of a Series in regard to proof of the holding of Notes of such Series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as its shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Notes.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(b)                                 The Trustee or Trustees shall, by an instrument in writing appoint a temporary chairman of the meeting, which need not be a Holder of Notes, unless the meeting shall have been called by the Issuers or by Holders of Notes as provided in Section 15.2(b), in which case the Issuers or the Holders of Notes of the Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such Series represented at the meeting.

(c)                                  At any meeting each Holder of a Note of such Series or proxy shall be entitled to one vote for each $1,000 principal amount of Outstanding Notes of such Series held or represented by him (determined as specified in the definition of “Outstanding” in Section 1.1); provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Note of such Series or proxy.

(d)                                 Any meeting of Holders of Notes of any Series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by the Chairman with consent of the Holders entitled to vote a majority in principal amount of the Outstanding Notes of such Series represented at the meeting and voting thereon; and the meeting may be held as so adjourned without further notice.

15.6                        Counting Votes and Recording Action of Meetings

The vote upon any resolution submitted to any meeting of Holders of Notes of any Series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such Series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes of such Series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuers, and another to the Trustee or Trustees to be preserved by the Trustee or Trustees, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

15.7                        Instruments in Writing

All actions that may be taken and all powers that may be exercised by the Holders at any meeting of Holders of Notes of any Series may also be taken and exercised by an instrument in writing signed in one or more counterparts by Holders representing not less than a majority in principal amount of the Outstanding Notes of such Series as are entitled to vote at such meeting; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of a Series may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of not less than such specified percentage in principal amount of the Outstanding Notes of such Series as are entitled to vote at such meeting.

15.8                        Meetings - U.S. Dollar Note Holders

A Supplemental Indenture under which U.S. Dollar Notes are issued may include provisions relating to the acts of Holders and meetings applicable to the Holders of such U.S. Dollar Notes and the U.S. Trustee.  The Issuers and the Trustees shall have the protection of Section 312(c) of the Trust Indenture Act, as applicable.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written. Brookfield Infrastructure Finance Pty Ltd executes this document as a deed.

BROOKFIELD INFRASTRUCTURE FINANCE ULC

By:		“John Stinebaugh”
	Name:	John Stinebaugh
	Title:	Chief Financial Officer

BROOKFIELD INFRASTRUCTURE FINANCE LLC

By:		“John Stinebaugh”
	Name:	John Stinebaugh
	Title:	Chief Financial Officer

BROOKFIELD INFRASTRUCTURE FINANCE LIMITED

By:		“Jane Sheere”
	Name:	Jane Sheere
	Title:	Secretary

BROOKFIELD INFRASTRUCTURE FINANCE PTY LTD

By:		“Jonathon Sellar”
	Name:	Jonathon Sellar
	Title:	Director

By:		“Michael Ryan”
	Name:	Michael Ryan
	Title:	Director or Company Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Trustee

By:		“David Ha”
	Name:	David Ha
	Title:	Corporate Trust Officer

By:		“Stanley Kwan”
	Name:	Stanley Kwan
	Title:	Associate Trust Officer

EXHIBIT A

FORMS OF CERTIFICATION

EXHIBIT A-1

FORM OF CERTIFICATE TO BE GIVEN BY

PERSON ENTITLED TO RECEIVE BEARER NOTE

OR TO OBTAIN INTEREST PAYABLE PRIOR
TO THE EXCHANGE DATE

CERTIFICATE

BROOKFIELD INFRASTRUCTURE FINANCE ULC, BROOKFIELD INFRASTRUCTURE FINANCE LLC, BROOKFIELD INFRASTRUCTURE FINANCE LIMITED, and BROOKFIELD INFRASTRUCTURE FINANCE PTY LTD

•% Notes due •

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (i) are owned by any person(s) that is not a citizen or resident of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury Regulations provide otherwise; any estate whose income is subject to United States federal income tax regardless of its source or; a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one of more United States persons are authorized to control all substantial decisions of the trust or (B) a trust in existence on August 20, 1996, and treated as a United States person before this date that timely elected to continue to be treated as a United States person (“United States persons(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulation Section 1.165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, and Brookfield Infrastructure Finance Pty Ltd or their agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Notes for

A-1-1

purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by in writing or by electronic transmission on or prior to the date on which you intend to submit your certification relating to the above-captioned Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certificate excepts and does not relate to U.S.$• of such interest in the above-captioned Notes in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Note or an exchange for and delivery of definitive Notes (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:           •

[To be dated no earlier than the 15th
day prior to (i) the Exchange Date or (ii) the
relevant Interest Payment Date occurring
prior to the Exchange Date, applicable]

[Name of Person Making Certification]

Name:
Title:

A-1-2

EXHIBIT A-2

FORM OF CERTIFICATE TO BE GIVEN BY A DEPOSITORY
IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A
TEMPORARY GLOBAL NOTE OR TO OBTAIN INTEREST
PAYABLE PRIOR TO THE EXCHANGE DATE

CERTIFICATE

BROOKFIELD INFRASTRUCTURE FINANCE ULC, BROOKFIELD INFRASTRUCTURE FINANCE LLC, BROOKFIELD INFRASTRUCTURE FINANCE LIMITED, and BROOKFIELD INFRASTRUCTURE FINANCE PTY LTD

•% Notes due •

This is to certify that based solely on written certifications that we have received in writing or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, U.S.$• principal amount of the above-captioned Notes (i) is owned by any person(s) that is not a citizen or resident of the United States; a corporation or partnership (including any entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia unless, in the case of a partnership, Treasury Regulations provide otherwise; any estate whose income is subject to United States federal income tax regardless of its source or; a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one of more United States persons are authorized to control all substantial decisions of the trust or (B) a trust in existence on August 20, 1996, and treated as a United States person before this date that timely elected to continue to be treated as a United States person (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulation Section 1.165-12(c)(1)(iv) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Brookfield Infrastructure Finance ULC, Brookfield Infrastructure Finance LLC, Brookfield Infrastructure Finance Limited, and Brookfield Infrastructure Finance Pty Ltd or their agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Note representing the above-captioned Notes excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:           •

[To be dated no earlier than the 15th
day prior to (i) the Exchange Date or (ii) the
relevant Interest Payment Date occurring
prior to the Exchange Date, applicable]

[DEPOSITORY]

By

2